UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
McAfee, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MCAFEE, INC.
3965 FREEDOM CIRCLE
SANTA CLARA, CALIFORNIA 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MONDAY, APRIL 27, 2009

You are cordially invited to join us at the annual meeting of stockholders of McAfee, Inc. on Monday, April 27, 2009, at 12:00 p.m. Pacific Daylight Time at our corporate headquarters located at 3965 Freedom Circle, Santa Clara, California 95054.

Our 2009 annual meeting of stockholders will be held for the following purposes:

1. To elect three Class II directors for three-year terms;

2. To amend and restate our Second Restated Certificate of Incorporation, as amended, to effect the declassification of our board of directors over the next three years;

3. To approve amendments to our 1997 Stock Incentive Plan, as amended, to increase the number of shares available for issuance by 8.0 million, to provide for non-fungible share counting and to make certain administrative changes;

4. To approve an amendment to our 2002 Employee Stock Purchase Plan, as amended, to increase the number of shares available for issuance by 3.0 million;

5. To amend and restate our 1993 Stock Option Plan, as amended, to modify the structure of equity awards granted to our non-employee directors and to make certain administrative changes;

6. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2009; and

7. To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders owning our shares at the close of business on March 10, 2009 are entitled to attend and vote at the meeting. For ten days prior to the meeting, a complete list of these stockholders will be available during ordinary business hours at our corporate headquarters located at 3965 Freedom Circle, Santa Clara, California 95054.

It is important that your shares are represented and voted at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope or vote by telephone or the Internet by following the instructions on the proxy card. Returning the proxy does not deprive you of your right to attend the annual meeting.

On behalf of our board of directors, I would like to thank you for your continued interest in McAfee. I look forward to seeing you at the annual meeting.

By order of our board of directors,

Mark D. Cochran
Executive Vice President,
General Counsel and Corporate Secretary

Santa Clara, California
March [  ], 2009

MCAFEE, INC.
3965 Freedom Circle
Santa Clara, California 95054

The accompanying proxy is solicited by our board of directors for use at the 2009 annual meeting of stockholders to be held on Monday, April 27, 2009, at 12:00 p.m. Pacific Daylight Time at our corporate headquarters located at 3965 Freedom Circle, Santa Clara, California 95054, or any adjournment or postponement of the meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

We will bear the cost of soliciting proxies and we will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to stockholders. We may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. We have engaged the firm of Morrow & Co. to assist us in the solicitation of proxies. We have agreed to pay Morrow & Co. a fee of $7,500 plus expenses for these services.

In some instances, we may deliver only one copy of this proxy statement to multiple stockholders sharing a common address. If requested in writing, we will promptly provide a separate copy of this proxy statement to a stockholder sharing an address with another stockholder. Requests in writing should be sent to our corporate secretary at our corporate headquarters. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

These proxy solicitation materials will be mailed to all stockholders entitled to vote at the meeting, beginning on or about March [  ], 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR STOCKHOLDERS MEETING TO BE HELD ON APRIL 27, 2009

We are mailing or otherwise delivering to you the proxy statement, proxy card and annual report on Form 10-K for the year ended December 31, 2008. These proxy materials are also available to you on the Internet. The proxy statement, proxy card and annual report on Form 10-K for the year ended December 31, 2008 are available at investor.mcafee.com. You may access your proxy card on the Internet by following the instructions on the proxy card included at the end of the proxy statement. Please note that you will not be required to provide any personal information, other than the identification number provided on the proxy card, to execute a proxy.

VOTING INFORMATION

Who may vote?  You may vote if you own shares of our stock at the close of business on March 10, 2009 (the “record date”). As of the record date, there were [          ] shares outstanding.

Can I revoke my proxy or change my vote?  Yes. Subject to any rules that your broker, trustee or nominee may have, if you are a stockholder whose shares are registered in your name, you may revoke your proxy or change your vote at any time before your proxy is voted at the annual meeting by:

•	delivering to our corporate secretary a written notice of revocation before the meeting;

•	executing a proxy bearing a later date; or

•	attending the meeting and voting in person.

If you hold your shares in “street name” (through a broker, bank or other nominee), you cannot revoke your proxy and will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from your broker, bank or other nominee (which is referred to as the “record holder”).

What is the minimum number of stockholders that must attend for the meeting to be valid?  The holders of a majority of the outstanding shares of our stock as of the record date must be present in person or by proxy for the meeting to be authorized to transact business. This minimum number of required shares is referred to as a “quorum.”

How many votes are required to approve an item of business?  Each of the three directors will be elected if he receives the affirmative vote of a majority of the shares of stock present or represented and voting for the election of directors at the meeting. Stockholders may not cumulate their votes, which means that they cannot allocate more than one vote to a director candidate for each share they hold. If a director nominee fails to receive the required number of votes for reelection, our board of directors (excluding the director in question) will, within 90 days after certification of the election results, decide whether to accept the director’s previously-submitted conditional resignation. Absent a legitimate business purpose for the director to remain on our board of directors, our board will accept the resignation.

The proposal to amend and restate our Second Restated Certificate of Incorporation, as amended (“Certificate”) to effect the gradual declassification of our board of directors will require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the outstanding shares of stock entitled to vote in the election of directors as of the record date.

All other proposals require the affirmative vote of the holders of a majority of the shares of stock present or represented and voting at the meeting.

We count abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal (other than the amendment and restatement of our Certificate). Accordingly, abstentions on a given proposal generally will have the same effect as a vote against the proposal, but it will not affect the amendment and restatement of our Certificate, except to the extent that abstentions do not contribute to the affirmative vote required. In the election of directors, a nominee will be elected if the votes cast “for” the nominee constitute a majority of the shares of common stock present or represented by proxy and voting at the meeting and also constitute at least a majority of the required quorum. We count broker non-votes (shares held by a broker for which the beneficial stockholder has not given specific voting instructions) for purposes of determining the presence or absence of a quorum for the transaction of business, but not for purposes of determining the number of votes cast with respect to the particular proposal. Thus, a broker non-vote is not deemed to be a vote cast and, accordingly, will not affect the outcome of the voting on a proposal.

What is the deadline for making stockholder proposals for next year’s annual meeting of stockholders?  In order for stockholder proposals to be considered at the 2010 annual meeting, stockholders who wish to present proposals at that meeting must submit their proposals so that we receive them no later than February 26, 2010 but no earlier than January 27, 2010 (not less than 60 calendar days nor earlier than 90 calendar days before the one-year anniversary of the date of the preceding year’s annual meeting.) If the date of next year’s annual meeting is changed by more than 30 days before or after the anniversary date of this year’s annual meeting, then our corporate secretary must receive the proposal by the close of business on the later of (i) 90 calendar days prior to next year’s annual meeting, or (ii) ten calendar days following the day on which we first publicly announce the date of next year’s annual meeting. For such a stockholder proposal to be included in our proxy statement and proxy card, we must receive it no later than December 28, 2009 (not less than 120 calendar days before the one-year anniversary of the date of the preceding year’s annual meeting) and also will need to comply with the procedures set forth in our bylaws and SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

McAfee, Inc.
Attn: Corporate Secretary
3965 Freedom Circle
Santa Clara, CA 95054
Fax: (408) 346-5348

Under our bylaws, a stockholder’s notice of business to be brought before an annual meeting must set forth, as to each proposed matter: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on our books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares held of record or beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder

Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the stockholder or any Stockholder Associated Person with respect to any of our securities, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect of which is to mitigate loss to, or manage the risk or benefit from share price changes for, or increase or decrease the voting power of, the stockholder or any Stockholder Associated Person with respect to any of our securities, (5) any material interest of the stockholder or a Stockholder Associated Person in such business and (6) a statement whether either the stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry the proposal. Stockholder’s must also supplement their notice no later than ten calendar days following the record date to disclose the information contained in items (3) and (4) above as of the record date. A “Stockholder Associated Person” of any stockholder is (x) any person controlling, directly or indirectly, or acting in concert with, that stockholder, (y) any beneficial owner of shares of stock owned of record or beneficially by that stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (z) any person controlling, controlled by or under common control with that person referred to in the preceding items (x) and (y).

A stockholder desiring to recommend a nominee to the governance and nominations committee should review all of the requirements contained in our bylaws that address the process by which a stockholder submit a notice of business to be brought before an annual meeting. Our bylaws are available on our investor relations website at investor.mcafee.com under “Governance Documents.”

The rules of the Securities and Exchange Commission (“SEC”) establish a different deadline for submitting stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The discretionary vote deadline for the 2010 annual meeting of stockholders is February 8, 2010 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If the date of next year’s annual meeting of stockholders is changed by more than 30 days from this year’s annual meeting, then notice must be received a reasonable time before we send our proxy materials for the 2010 annual meeting. If a stockholder gives notice of a proposal after the discretionary vote deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2010 annual meeting of stockholders. We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s annual meeting of stockholders.

PROPOSALS TO BE VOTED ON

Proposal No. 1 — Election of Directors

The total number of authorized directors is nine members. We currently have nine board members. Our board of directors is divided into three classes, with three members in each of Classes I, II and III.

Our board of directors has nominated three Class II directors for election to a three-year term at the 2009 annual meeting. All of the nominees for election at this meeting are currently directors. Messrs. Denend and Robel were previously elected by the stockholders in 2006. Mr. DeWalt was appointed to our board of directors in connection with his becoming president and chief executive officer in 2007.

If elected, Messrs. Denend, DeWalt and Robel each would serve as a Class II director until the annual meeting in 2012, or until his earlier death, resignation or removal from our board of directors. The declassification of our board of directors discussed in Proposal 2 would not operate to shorten the term of any of these nominees, if elected. Each nominee will be elected as a director if he receives the affirmative vote of the holders of a majority of the shares of stock present or represented and voting for the election of directors at the meeting.

See “Directors, Executive Officers and Corporate Governance” below for additional detail regarding our board of directors.

Our board of directors recommends that you vote “for” the election of Messrs. Denend, DeWalt and Robel as Class II directors.

Proposal No. 2 — Amend and Restate our Certificate of Incorporation to Effect the Gradual Declassification of our Board of Directors

The Seventh Article of our Certificate and Section 1 of Article II of our Third Amended and Restated Bylaws each provides for the classification of our board into three classes of directors (Classes I, II and III). Currently, directors in each class are elected every three years for three-year terms.

Our board of directors has determined that the classified board structure should be eliminated over time so that, from and after the 2012 annual meeting, all directors would be subject to annual election. The “declassification” would be accomplished gradually as follows:

1. at the 2010 annual meeting, the directors whose current terms expire at the 2010 annual meeting would be elected to hold office for a two-year term expiring at the 2012 annual meeting;

2. at the 2011 annual meeting, the directors whose current terms expire at the 2011 annual meeting would be elected to hold office for a one-year term expiring at the 2012 annual meeting; and

3. at and after the 2012 annual meeting, when the terms of the Company’s last classified directors expire, all directors would be elected to hold office for a one-year term expiring at the next annual meeting.

Because the declassification process discussed in this Proposal 2 would not be complete until the 2012 annual meeting, it would not operate to shorten the upcoming term of any of our Class II directors nominated for election at the 2009 annual meeting.

In order to declassify its structure, our board of directors unanimously adopted a resolution approving an amendment and restatement of the Certificate in the form attached as Appendix A hereto (the “Restated Certificate”). Our board of directors has declared this action advisable and recommends that our stockholders approve the Restated Certificate. If our stockholders approve the Restated Certificate, it will become effective upon filing with the Secretary of State of the State of Delaware. We plan to file the Restated Certificate promptly after the annual meeting if the requisite stockholder vote is obtained.

Our board of directors also has passed a resolution to amend and restate our bylaws to provide for a declassified board and to conform the election processes provided in our bylaws with the declassification process described in the Restated Certificate. The amendment and restatement of our bylaws does not require stockholder approval. But because the amendment and restatement of our bylaws is part of the process to declassify our board of directors, the amendment and restatement of our bylaws is conditional and would only become effective if the Restated Certificate is approved by our stockholders and becomes effective.

Our board of directors believes that our stockholders should have the opportunity to vote on the election of all directors each year and that the elimination of the classified board structure will both enhance our corporate governance practices and be an effective way to maintain and enhance the accountability of our board. However, our board of directors also believes that declassification should be accomplished gradually. Our board of directors’ approval of the declassification and its recommendation of this proposal also are requirements of our settlement agreement with plaintiffs in the consolidated derivative action In re McAfee, Inc. Derivative Litigation (the “Derivative Settlement”) and are made in keeping with that settlement. In making the determination to declassify its structure, our board of directors considered the effect that the declassification would have on the time in which stockholders might be able to replace a majority of the members of our board. Under our current classified board structure, a majority of our board of directors may be replaced only after two annual elections. Under a declassified board structure, our entire board of directors may be replaced each year.

The affirmative vote of the holders of at least 66 2/3% of the voting power of all of the outstanding shares of stock entitled to vote in the election of directors as of the record date, will be required to approve this proposal.

Our board of directors recommends a vote “for” the adoption of the Restated Certificate to effect the gradual declassification of our board of directors.

Proposal No. 3 — Approval of Amendments to Our 1997 Stock Incentive Plan, as Amended

We believe that equity awards are an important factor in attracting, motivating, and retaining qualified personnel who are essential to our success. Our 1997 Stock Incentive Plan, as amended (the “Incentive Plan”), provides a significant incentive by allowing employees to receive or purchase shares of our common stock.

Currently, a maximum of 43,475,000 shares have been authorized to be granted under our Incentive Plan. As of March 8, 2009, 41,897,840 shares had been granted and 1,577,160 shares remained available for grant. The proposed amendments to our Incentive Plan would increase the number of shares available for grant under our Incentive Plan by 8,000,000 shares, bringing the total that may be granted under our Incentive Plan to 51,475,000 shares. In addition, the amendments would return to our Incentive Plan other forfeited or cancelled shares subject to awards under certain stock plans assumed in connection with Company acquisitions. As of the record date, no benefits or amounts relating to the additional 8,000,000 shares have been received by, or allocated to, any individuals.

Additionally, we recognize that depleting our Incentive Plan’s share reserve by granting awards with an exercise price that is less than the fair market value of our common stock on the date of grant (e.g., restricted shares and stock units) potentially makes our Incentive Plan more costly to its stockholders. Accordingly, in order to address potential stockholder concerns, the amendments provide that each future award granted with an exercise price that is less than fair market value will count against the Incentive Plan’s share reserve as 1.62 shares for every one share subject to such award.

The amendments will also clarify that (i) with respect to awards of stock options and stock appreciation rights under our Incentive Plan the exercise price per share shall be no less than 100% of the fair market value of our common stock on the grant date, and the maximum term is 10 years, and (ii) a cash buyout of underwater options is not permitted without stockholder approval.

The compensation committee of our board of directors has approved the amendments to our Incentive Plan, subject to the approval of our stockholders where appropriate. The affirmative vote of the holders of a majority of the shares of stock present or represented and voting at the meeting will be required to approve this proposal.

Our board of directors recommends a vote “for” the approval of the amendments to our 1997 Stock Incentive Plan, as amended.

If stockholders do not approve the proposed amendments to our Incentive Plan we would soon be unable to continue making grants under our Incentive Plan. This would make it extremely difficult for us to attract and retain talent. If you would like more information about our Incentive Plan, a summary of its terms is included in Appendix B to this proxy statement.

Proposal No. 4 — Approval of Amendment to Our 2002 Employee Stock Purchase Plan, as Amended

We believe that providing our employees with the opportunity to purchase shares of our common stock is also an important factor in attracting, motivating, and retaining qualified personnel who are essential to our success. Our 2002 Employee Stock Purchase Plan, as amended (“ESPP”) is intended to offer a significant incentive by allowing employees to purchase our stock at a price equal to 85% of the lower of the fair market value on either the opening or closing date of the respective purchase period.

Currently, a maximum of 5,000,000 shares have been authorized for issuance under our ESPP. As of March 8, 2009, 3,928,910 shares had been issued and 1,071,090 shares remained available for issuance. The amendment would increase the number of shares issuable under our ESPP by 3,000,000 shares, bringing the total that may be issued under our ESPP to 8,000,000 shares.

The compensation committee of our board of directors has approved the amendment to the ESPP, subject to the approval of our stockholders. The affirmative vote of the holders of a majority of the shares of stock present or represented and voting at the meeting will be required to approve this proposal.

Our board of directors recommends a vote “for” the approval of the amendment to our 2002 Employee Stock Purchase Plan, as amended.

If stockholders do not approve the proposed amendment to our ESPP, we would soon be unable to issue shares under our ESPP. This would also make it difficult for us to attract and retain new talent. If you would like more information about our ESPP, a summary of its terms is included in Appendix C to this proxy statement.

Proposal No. 5 — Amend and Restate Our 1993 Stock Option Plan for Outside Directors, as Amended

We believe that long-term equity awards are an important factor in securing the services of outside directors, who bring knowledge and experience that are essential to our success.

Under the existing version of our 1993 Stock Option Plan for Outside Directors (the “Existing Plan”), our non-employee directors receive an option to purchase 30,000 shares of our common stock when they first become a director. This initial grant vests 1/3 each year over 3 years from the date of grant, subject to the holder’s continuing service as a director on each vesting date. Each year after the initial grant, non-employee directors are entitled to receive an additional option to purchase 15,000 shares of our common stock under the Existing Plan. These subsequent grants vest in full on the first anniversary of the date of grant. Options to purchase our common stock are granted under the 1993 Stock Option Plan for Outside Directors at a price equal to the fair market value on the date the stock options are granted, and only become valuable if the price of our common stock increases over time and as the options vest.

After careful consideration of our compensation program for non-employee directors, the compensation committee of our board of directors has decided it is in our best interests to amend and restate the Existing Plan, subject to stockholder approval (the “Director Plan”) to, among other revisions: (i) provide for the grant of stock units; (ii) revise the process of granting annual awards so that they are granted at the annual meeting of stockholders, as opposed to the anniversary of a director’s appointment to our board; (iii) provide that initial grants will consist of (a) stock options having an aggregate Black-Scholes value of $200,000 on the grant date; and (b) stock units covering a number of shares having an aggregate fair market value of $200,000 on the grant date; (iv) provide that annual grants will consist of (x) stock options having an aggregate Black-Scholes value of $100,000 on the grant date; and (y) stock units covering a number of shares having an aggregate fair market value of $100,000 on the grant date; and (v) provide that the Director Plan will have a term of 10 years.

Under the proposed terms of the Director Plan, if initial grants were made on March 6, 2009, using the closing price of our common stock on March 6, 2009 of $28.49 and our current Black-Scholes assumptions for financial statement purposes (described in Note 14 to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2008), the initial grants would consist of 13,876 stock options and 7,022 stock units. Similarly, if annual grants were made on March 6, 2009 using the same assumptions, the annual grants would consist of 6,938 stock options and 3,511 stock units.

Currently, a maximum of 1,932,813 shares may be granted under the Existing Director Plan. As of March 8, 2009, 1,275,421 shares had been granted and 657,392 shares remained available for grant.

The compensation committee of our board of directors has adopted this amendment and restatement of the Existing Plan, subject to stockholder approval. If the stockholders approve this amendment, such action will amend and restate the Existing Plan. Otherwise, the Existing Plan will continue as it existed prior to the amendment and restatement.

The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and voting at the annual meeting will be required to approve this proposal.

Our board of directors recommends a vote “for” the amendment and restatement of our Amended and Restated 1993 Stock Option Plan for Outside Directors.

If you would like more information about our Amended and Restated Stock Option Plan for Outside Directors, a summary of its terms is included in Appendix D to this proxy statement.

Proposal No. 6 — Ratification of Independent Public Accountants

The audit committee of our board of directors has selected Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2009. This selection is being presented to the stockholders for ratification at the meeting as a matter of good corporate practice, though the approval of the stockholders is not actually required. A representative of Deloitte is expected to attend the annual meeting in order to respond to appropriate questions from stockholders and will have the opportunity to make a statement if the representative so desires or to respond to appropriate questions from stockholders.

Audit Fees

Deloitte served as our principal independent accountant for the years ended December 31, 2008 and 2007. Audit fees billed to us by Deloitte related to 2008 and 2007 for the audit of our consolidated financial statements included in our annual report on Form 10-K and its audit of our internal control over financial reporting, review of the quarterly reports on Form 10-Q, statutory audits for foreign entities and securities filings totaled $5,804,000 and $6,094,000, respectively. The 2007 fees differ from the fees reported in our 2008 proxy statement because we received invoices for 2007 audit fees subsequent to the filing of our proxy statement in 2008.

Audit-Related Fees

Audit-related fees in 2008 and 2007 for assurance services and services related to our audits and reviews of our consolidated financial statements that are not considered audit fees totaled $10,000 and $4,000, respectively. These fees included amounts paid for review of our Form S-8s and other assurance services.

Tax Fees

Fees billed to us by Deloitte related to 2008 and 2007 for tax related services, including compliance, planning and tax advice, totaled $808,000 and $322,000, respectively. The 2007 fees differ from the fees reported in our 2008 proxy statement because we received invoices for 2007 tax fees subsequent to the filing of our proxy statement in 2008.

All Other Fees

Fees billed to us by Deloitte related to 2008 and 2007 for online accounting research tool subscriptions totaled $5,000 and $3,000, respectively. No other fees were billed to us by Deloitte during 2008 or 2007.

Our audit committee charter includes a requirement that the audit committee of the board of directors pre-approve the services provided by our independent public accountants, including both audit and non-audit services. The pre-approval of non-audit services performed by our independent public accountants includes making a determination that the provision of the services is compatible with maintaining the independence of our independent accountants. All of the services performed by Deloitte described above under the captions “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by our audit committee.

The affirmative vote of the holders of a majority of the shares of stock present or represented and voting at the meeting will be required to approve this proposal.

Our board of directors recommends a vote “for” ratification of the appointment of Deloitte & Touche LLP as our independent public accountants.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The names of our director nominees, continuing directors and current executive officers and related biographical information are set forth below.

Directors Nominees and Continuing Directors

				Year
				Term	Director
Name	Age	Principle Occupation	Committee Memberships	Expires	Since

Nominees for Class II Directors:
Leslie G. Denend	68	Director, Verifone, Inc. and USAA	Compensation Committee, Chairman	2009	1995
David G. DeWalt	44	Chief executive officer and president, McAfee, Inc.; Director, Polycom, Inc.		2009	2007
Charles J. Robel	59	Director, Autodesk, Inc., DemandTec, Inc. and Informatica Corporation	Non-Executive Chairman of the Board Governance and Nominations Committee, Chairman Audit Committee	2009	2006
Continuing Class III Directors:
Thomas E. Darcy	58	Executive vice president, chief financial officer and director, Tocagen Inc.	Audit Committee, Chairman	2010	2008
Denis J. O’Leary	52	Private Investor and Consultant; Director, Fiserv, Inc.	Compensation Committee	2010	2003
Robert W. Pangia	57	Partner, Ivy Capital Partners, LLC; Chief executive officer, Highlands Acquisition Corp.; Director, Biogen Idec Inc.	Audit Committee	2010	2001
Continuing Class I Directors:
Carl Bass	51	President, chief executive officer and director, Autodesk, Inc.	Governance and Nominations Committee	2011	2008
Jeffrey A. Miller	58	President and chief executive officer, JAMM Ventures; Director, Data Domain, Inc.	Compensation Committee	2011	2008
Anthony Zingale	53	Director, Coverity, Inc. and Jive Software, Inc.	Compensation Committee Governance and Nominations Committee	2011	2008

Executive Officers

Name	Age	Position

David G. DeWalt	44	Chief executive officer and president
Albert A. “Rocky” Pimentel	54	Chief financial officer and chief operating officer
Christopher S. Bolin	41	Executive vice president and chief technology officer
Mark D. Cochran	50	Executive vice president, general counsel and corporate secretary
Michael P. DeCesare	44	Executive vice president, worldwide sales operations
Keith S. Krzeminski	47	Senior vice president, finance and chief accounting officer

Director Biographies

Leslie G. Denend has been a director of our company since June 1995. From December 1997 to April 1998, Mr. Denend was president of our company. From 1993 to 1997, Mr. Denend was chief executive officer and president of Network General Corporation, which merged with McAfee Associates to form McAfee, Inc. Mr. Denend serves on the board of directors of Verifone, Inc. and United Services Automobile Association (USAA).

David G. DeWalt has served as our chief executive officer and president, and as a director, since April 2007. Prior to joining McAfee, Mr. DeWalt served as executive vice president and president customer operations and content management software, at EMC Corporation from 2005 to 2007 and as its executive vice president, EMC Software Group from 2003 to 2005. EMC is a provider of information infrastructure technology and solutions. Mr. DeWalt joined EMC in 2003 upon its acquisition of Documentum, Inc., where he served as its chief executive officer and president from 2001 to 2003. Prior to joining Documentum, Mr. DeWalt was founding principal and vice president of Eventus Software, a web content software company, where he was responsible for marketing and sales, consulting services and support, product management and business development. Mr. DeWalt currently serves on the board of directors of Polycom, Inc.

Charles J. Robel has been a director of our company since June 2006 and has served as the non-executive chairman of our board of directors since October 2006. He served as a managing member and chief operating officer at Hummer Winblad Venture Partners, a venture capital fund, from 2000 to 2005. Mr. Robel began his career at PricewaterhouseCoopers LLP, from which he retired as a partner in 2000. Mr. Robel currently serves on the board of directors of Autodesk, Inc., DemandTec, Inc. and Informatica Corporation.

Thomas E. Darcy has been a director of our company since January 2008. Since August 2007, Mr. Darcy has served as executive vice president, chief financial officer and director of Tocagen Inc., a biopharmaceutical company. Mr. Darcy previously served as executive vice president for strategic projects at Science Applications International Corporation, a provider of scientific, engineering, systems integration and technical services and solutions, since November 2005, and retired in April 2007. Prior to that, Mr. Darcy served Science Applications International as corporate executive vice president beginning in December 2003, executive vice president beginning in October 2000, and as chief financial officer from October 2000 through November 2005. Prior to joining Science Applications International, Mr. Darcy was with the accounting firm currently known as PricewaterhouseCoopers LLP from 1973 to 2000, where he served as partner from 1985 to 2000.

Denis J. O’Leary has been a director of our company since July 2003. From 1993 to 2003, Mr. O’Leary was executive vice president of J.P. Morgan Chase & Co., having joined the bank in June 1978. During his career at J.P. Morgan Mr. O’Leary held a number of senior positions including director of finance, chief information officer, and head of retail branch banking. Mr. O’Leary currently serves on the board of directors of Fiserv, Inc.

Robert W. Pangia has been a director of our company since April 2001. Since 2003, Mr. Pangia has been a general partner and a managing member of Ivy Capital Partners, LLC, a private equity fund. Since October 2007, Mr. Pangia has also served as chief executive officer of Highlands Acquisition Corp., an AMEX-traded special purpose acquisition company. Prior to 2003, Mr. Pangia was self-employed as a private investor. From 1987 to 1996,

Mr. Pangia held a number of senior level management positions at PaineWebber Incorporated, including director of investment banking. Mr. Pangia currently serves on the board of directors of Biogen Idec Inc.

Carl Bass has been a director of our company since January 2008. Mr. Bass joined Autodesk, Inc, a design innovation technology company, in 1993 and currently serves as its chief executive officer, president and director. From 2004 to 2006, Mr. Bass served as chief operating officer. From 2002 to 2004, Mr. Bass served as senior executive vice president, design solutions group. From 2001 to 2002, Mr. Bass served as executive vice president, emerging business and chief strategy officer. He has also held other executive positions within Autodesk.

Jeffrey A. Miller has been a director of our company since May 2008. He has served as president of JAMM Ventures Inc., a consulting and venture capital firm, since 2002. From 2002 to 2007, Mr. Miller also served as a venture partner with Redpoint Ventures, a venture capital firm focused on investments in information technology. Prior to his tenure at Redpoint, Miller served as chief executive officer of Documentum, Inc., a provider of content and storage management software, from 1993 to 2001. Mr. Miller currently serves on the board of directors of Data Domain, Inc.

Anthony Zingale has been a director of our company since May 2008. He served as president and chief executive officer of Mercury Interactive, a provider of business technology optimization (BTO) solutions that included the quality, performance, availability and governance of enterprise software applications, from 2004 until it was acquired by Hewlett Packard at the end of 2006. Prior to that, Mr. Zingale was a private investor from 2001 to 2004. From 2000 to 2001, Mr. Zingale served as president of Nortel Network’s billion-dollar eBusiness Solutions Group. Prior to that, Mr. Zingale served as president and chief executive officer of Clarify, a customer relationship management (CRM) provider, from 1997 until it was acquired by Nortel Networks in 2000. Mr. Zingale currently serves on the board of directors of Coverity, Inc. and Jive Software, Inc.

Executive Officer Biographies

Information pertaining to Mr. DeWalt, who is both a director and an executive officer, may be found in the section above entitled “Director Biographies.”

Albert A. “Rocky” Pimentel has served as our chief financial officer and chief operating officer since May 2008. Prior to that, Mr. Pimentel served as executive vice president and chief financial officer of Glu Mobile, Inc., a publisher of mobile games, since 2004. Prior to joining Glu Mobile, Mr. Pimentel served as executive vice president and chief financial officer of Zone Labs, Inc., an end-point security software company, from 2003 until it was acquired in 2004 by Checkpoint Software, Inc. From 2001 to 2003, he served as a partner of Redpoint Ventures. Prior to joining Redpoint, he served as chief financial officer for WebTV Networks, Inc., a provider of set-top Internet access devices and services acquired by Microsoft Corporation, and LSI Logic Corporation, a semiconductor and storage systems developer.

Christopher S. Bolin has served as our executive vice president and chief technology officer since April 2004. Mr. Bolin served as our senior vice president of engineering from 2002 to 2004, vice president of engineering from 2000 to 2002, and director of engineering from 1999 to 2000.

Mark D. Cochran has served as our executive vice president and general counsel since September 2007, and as our corporate secretary since January 2008. Prior to joining McAfee, Mr. Cochran served as vice president and general counsel of Hyperion Solutions Corporation, a provider of business performance management software, from 2005 to 2007. Prior to joining Hyperion, Mr. Cochran was vice president, general counsel and secretary of Brocade Communications Systems, Inc., a storage networking company, from 2003 to 2004. From 1999 to 2003, he served as vice president and general counsel at AvantGo, a provider of mobile enterprise software and now subsidiary of Sybase Inc.

Michael P. DeCesare was appointed executive vice president, worldwide sales operations in October 2007. Prior to that, Mr. DeCesare served as senior vice president, worldwide field operations of EMC Corporation, from 2004 to 2007, and as executive vice president of worldwide field operations for Documentum (then a division of EMC), from 2002 until 2004. Prior to joining Documentum, Mr. DeCesare served as executive vice president, worldwide sales and alliances, at Asera Inc., a provider of e-business infrastructure that accelerates implementation of enterprise software applications, from 2001 to 2002.

Keith S. Krzeminski has served as our chief accounting officer since March 2008. Mr. Krzeminski has also served as our senior vice president, finance since joining us in March 2007. Prior to that, Mr. Krzeminski served as senior vice president and chief financial officer of Home Interiors & Gifts, Inc., a marketer and manufacturer of home décor products, from 2005 to 2006. Before joining Home Interiors & Gifts, Mr. Krzeminski worked for Electronic Data Systems Corporation (“EDS”), a global information technology services company, where he served in several capacities during his six-year tenure. From 2004 to 2005, he served as vice president of planning and financial analysis. Mr. Krzeminski served as chief financial officer of EDS’ product lifecycle management software and services business, from 2003 to 2004. From 2002 to 2003, Mr. Krzeminski served as global finance director of EDS’ applications and information technology consulting business. Mr. Krzeminski joined EDS in 1999 as chief accounting officer, where he served until 2002.

Our executive officers serve at the discretion of our board of directors. There are no family relationships among any of our directors and executive officers.

Board of Directors and Board Committees

During 2008, our board of directors held eleven meetings. Each director, with the exceptions of Messrs. Miller and Zingale, who joined our board of directors on May 27, 2008, and Mr. Denend, who was unavailable during portions of the first half of 2008 to successfully treat a medical condition, attended at least 75% of all board and applicable committee meetings during 2008. During the second half of 2008, Mr. Denend resumed regularly attending board and applicable committee meetings. Our board of directors has determined that each of its members, other than Mr. DeWalt, is “independent” as defined under the New York Stock Exchange corporate governance standards, and has no material relationship with us. Mr. Robel serves as non-executive chairman of our board of directors and has been designated as our “lead” independent director for presiding over executive sessions of our board of directors without management.

Our board of directors has a standing audit committee, compensation committee and governance and nominations committee. Each committee has a written charter, which is available on our investor relations website at investor.mcafee.com under “Governance Documents,” or by calling or writing our corporate secretary at our corporate headquarters.

Audit Committee

The audit committee reviews, acts and reports to our board of directors on various auditing and accounting matters, including the appointment of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the approval of services to be performed by our independent accountants, the performance of our independent accountants and our accounting practices. The audit committee held eleven meetings during 2008. Messrs. Darcy, Denend, Pangia and Robel served as members of the audit committee during all or portions of 2008. The committee is currently comprised of Messrs. Darcy, Pangia and Robel, with Mr. Darcy serving as chairman. Each of the current members of the audit committee has been designated by our board of directors as an audit committee “financial expert” (as defined under the SEC rules implementing Section 404 of The Sarbanes-Oxley Act).

Compensation Committee

The compensation committee is primarily responsible for reviewing and approving all executive officer compensation programs and decisions, administering our various equity compensation plans, and providing advice to our board of directors and management regarding other compensation and benefit programs. The compensation committee held twelve meetings during 2008. Messrs. Denend, Miller, O’Leary, Pangia, and Zingale and Ms. Liane Wilson, a former director whose term expired on July 28, 2008, were members of the compensation committee during all or portions of 2008. The committee is currently comprised of Messrs. Denend, O’Leary, Miller and Zingale, with Mr. Denend serving as chairman.

Governance and Nominations Committee

The governance and nominations committee addresses issues relating to our board of directors and its committees, including identifying prospective director nominees, developing and recommending governance principles applicable to us, overseeing the evaluation of our board of directors and management, recommending nominees for our board committees and, beginning in 2009, will be reviewing and approving all non-employee director compensation. The committee also reviews and provides guidance relating to broader corporate governance practices and initiatives. The governance and nominations committee held five meetings during 2008. Messrs. Bass, Denend, Robel, and Zingale were members of the committee during all or portions of 2008. Ms. Wilson and Robert B. Bucknam, a former director whose term expired on July 28, 2008, also served as members of the committee during portions of 2008. The committee is currently comprised of Messrs. Robel, Bass and Zingale, with Mr. Robel serving as chairman.

Identification and Evaluation of Candidates for Board Membership

In evaluating director nominees, the governance and nominations committee evaluates each individual in the context of our board of directors as a whole, with the objective of recommending individuals who will best serve our interests and the interests of our stockholders. Nominees for director are selected based on a range of criteria, including:

•	significant leadership and management skill and experience;

•	extensive knowledge of the enterprise software industry;

•	public-company experience;

•	excellent business judgment;

•	strong interpersonal skills;

•	strategic thinking;

•	independence; and

•	integrity.

The governance and nominations committee may also consider other factors as it may deem are in our best interests and the best interests of our stockholders.

For nominations of directors to be elected at an annual meeting of stockholders, the governance and nominations committee identifies nominees by first determining the current members of our board of directors willing to continue in service. Those willing to continue in service are evaluated based on skills and experience that are relevant to our business to determine whether they will be considered for re-nomination. The committee balances the value of continuity of service by existing members of our board of directors with the value of the fresh perspective that a new board member would bring. If our committee decides that a new candidate should be sought, it will identify the desired skills and experience of a new nominee in light of the criteria above and any other factors the governance and nominations committee may deem appropriate. Current members of the governance and nominations committee and board of directors are polled for suggestions for individuals meeting the criteria of the governance and nominations committee. The committee may engage third-party consultants to assist in identifying, evaluating and narrowing down the list of potential nominees. For nominations of directors to be appointed by our board of directors to fill a vacancy on our board, the committee follows a similar process to determine the desired skills and experience for a nominee, and to identify and evaluate candidates.

Historically, we have not had a formal policy concerning stockholder recommendations to the governance and nominations committee. However, as required by the Derivative Settlement, we have agreed that the governance and nominations committee will establish a procedure to elicit, receive and consider director candidates submitted by holders of greater than 5% of our common stock. To that end, our governance and nominations committee chairman met with several of our greater than 5% and other significant stockholders in late 2008 and early 2009 to discuss board governance matters as well as the process and criteria associated with the nomination of directors.

Further, as required by the Derivative Settlement, we will provide information on our website by June 2009, describing how individuals and entities that hold greater then five percent of our outstanding common stock may recommend candidates for consideration by the governance and nominations committee during its annual director nomination process.

Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as a director at a meeting only if timely notice of such stockholder’s intent to make such nomination is given in compliance with the requirements of our bylaws. The committee considers any nominee recommended by a stockholder if the nomination is submitted as described below.

In order to be considered timely for our 2010 annual meeting, written notice of a stockholder’s nominee must be received by our corporate secretary no later than February 26, 2010 but no earlier than January 27, 2010 (not less than 60 calendar days nor earlier than 90 calendar days before the one-year anniversary of the date of the preceding year’s annual meeting.) If the date of next year’s annual meeting is changed by more than 30 days before or after the anniversary date of this year’s annual meeting, then our corporate secretary must receive the nominee by the close of business on the later of (i) 90 calendar days prior to next year’s annual meeting, or (ii) ten calendar days following the day on which we first publicly announce the date of next year’s annual meeting. The notice must include as to each nominee:

•	the name, age, business address and residence address of the nominee;

•	the principal occupation or employment of the nominee;

•	the class and number of shares of held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee;

•	whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any of our securities, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or manage the risk or benefit from share price changes for, or increase or decrease the voting power of the nominee with respect to any of our securities;

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder;

•	a written statement executed by the nominee acknowledging that as a director, the nominee will owe fiduciary duties under Delaware law with respect to McAfee, Inc. and its stockholders;

•	a written statement of the nominee that the nominee, if elected, intends to tender, promptly following the election, an irrevocable resignation effective upon the nominee’s failure to receive the required vote for reelection at the next meeting at which the nominee would face reelection and upon acceptance of such resignation by our board of directors in accordance with our bylaws;

•	any other information relating to the nominee that would be required to be disclosed about the nominee if proxies were being solicited for the election of the nominee as a director, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	such other information as described in our bylaws.

A stockholder desiring to recommend a nominee to the governance and nominations committee should review all of the requirements contained in our bylaws that address the process by which a stockholder may nominate an individual to stand for election to our board of directors. Our bylaws are available on our investor relations website at investor.mcafee.com under “Governance Documents.”

Communications with our Board of Directors

Stockholders and other interested parties who would like to communicate directly with our board of directors should send their communications in writing to our corporate secretary at our corporate headquarters at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California, 95054. Our corporate secretary will review the communication and deliver it to the director or directors named in the correspondence, provided that it relates to our business and it is not determined to be inappropriate for consideration by our board of directors. If the communication requires a response, our corporate secretary will work with the appropriate director(s) to prepare and send a response.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file certain reports of ownership with the SEC. Such officers, directors and stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. All reports required to be filed during 2008 pursuant to Section 16(a) of the Exchange Act by directors, executive officers and 10% beneficial owners were filed on timely basis, except with respect to the Form 4 reports disclosing the February 11, 2008 equity grant and vesting activities for Messrs. DeWalt, Cochran and DeCesare. Each of these three reports was subsequently filed with the SEC on February 20, 2008.

Other Corporate Governance Matters

Our board of directors has adopted corporate governance guidelines, a code of business conduct and ethics, and a separate code of ethics that applies to our chief executive officer, chief financial officer, corporate controller and other senior finance organization employees (“Senior Executive Code”). These guidelines and codes establish minimum standards of professional responsibility and ethical conduct. They can be viewed at investor.mcafee.com under “Governance Documents,” or may be obtained without charge by writing our corporate secretary at our corporate headquarters. If we make any substantive amendments to the Senior Executive Code or grant any waiver, including any implicit waiver, from a provision of the code to our chief executive officer, chief financial officer, corporate controller, or other senior finance organization employee subject to the Code, we will disclose the amendment or waiver on that website or in a report on Form 8-K.

Our bylaws require our chairman of the board of directors to attend stockholder meetings. Although we do not have a formal policy regarding attendance by any other members of our board of directors at our annual meeting of stockholders, our other directors are encouraged to attend the meeting. Eight of our nine current board members, including our chairman of the board of directors, attended the 2008 annual meeting.

In October 2008, the compensation committee of our board of directors adopted stock ownership guidelines for our executive officers and directors. The target ownership levels are 90,000 shares by our chief executive officer, 20,000 shares by each of our Section 16 officers, and 5,000 shares by each of our non-employee directors. Shares are considered “owned” if they are owned outright, held in 401(k) accounts or acquired via our employee stock purchase plan. Our executive officers and directors should achieve the ownership target levels within five years, with interim targets of 40% of ownership target levels after two years, 60% of ownership target levels after three years, and 80% of ownership target levels after four years.

COMPENSATION DISCUSSION AND ANALYSIS

A.	Executive Summary

This compensation discussion and analysis explains our 2008 executive compensation programs and compensation paid under those programs. This discussion principally relates to the following “named executive officers” for 2008:

Name	Position

David G. DeWalt	Chief executive officer and president
Albert A. “Rocky” Pimentel	Chief financial officer and chief operating officer
Christopher S. Bolin	Executive vice president and chief technology officer
Mark D. Cochran	Executive vice president, general counsel and corporate secretary
Michael P. DeCesare	Executive vice president, worldwide sales operations
Keith S. Krzeminski(1)	Senior vice president, finance and chief accounting officer
Former Named Executive Officers
Eric F. Brown(2)	Former chief operating officer and chief financial officer

(1)	Mr. Krzeminski also performed functions similar to those of a chief financial officer following the departure of Mr. Brown until we appointed Mr. Pimentel as our chief financial officer in May 2008.

(2)	Mr. Brown served as our chief operating officer and chief financial officer until April 4, 2008.

All significant executive compensation decisions are approved by the compensation committee of our board of directors. This committee consists of four non-employee directors who meet the independence requirements established by the SEC and the New York Stock Exchange.

Our executive compensation programs for named executive officers consist primarily of cash compensation in the form of base salary and performance-based cash bonuses, and equity awards in the form of stock options, restricted stock units and restricted stock awards. Also, we grant performance stock units, which are restricted stock units that vest based on achievement of specific objectives, rather than based solely on continued employment. All named executive officers are entitled to severance and/or change of control benefits. In addition, we provide employee benefits to all named executive officers generally on the same terms as provided to all other employees.

Salaries are generally established based on market comparables among our peer companies. Performance-based cash bonuses and equity awards are linked to company and/or individual executive performance against “key performance metrics” that are established at least annually for each executive. The compensation committee also considers competitive benchmarking and other factors, such as leadership effectiveness, integrity, innovation, and work ethic in determining bonus and equity awards. The size and timing of equity awards are determined based on all of these factors. Vesting is based on continued service and, for certain equity grants, on the achievement of performance metrics. When it makes executive compensation decisions, the compensation committee focuses on “total direct compensation” (the total compensation to be paid if all performance goals are fully met) as well as on specific elements of compensation.

The compensation committee relies primarily on performance-based compensation and equity to attract, reward and retain a talented and dedicated executive team and to ensure a strong connection between executive compensation and our financial performance. Base salaries are only a portion of total compensation, and perquisites are generally minimal, so these are not sufficient to attract or retain executives without using other compensation vehicles.

In 2007 and 2008, the compensation committee worked with its outside consultants and legal counsel to conduct a complete review of change of control and retention compensation for our named executive officers and other officers in order to standardize terms within the executive team and to provide competitive-market based change of control and severance compensation. The committee reviewed benchmarking data and discussed industry best practices in designing the change of control and retention program described below and later in this proxy statement. The ultimate program was developed through numerous meetings of the compensation committee both in executive session and with the input of members of management.

We are continuing to refine the performance-based components of our executive compensation programs and are expanding our use of performance stock units. In 2008, we adopted a new Executive Bonus Plan and Corporate Bonus Plan to replace our 2007 cash bonus program. Payments under the new plans are calculated based solely on achievement of objective performance criteria, including execution against company-wide and/or individually-established KPMs, although the compensation committee has the discretion to pay amounts less than calculated.

B.	Executive Compensation Design

1.	Compensation Objectives and Philosophy

Our executive compensation programs have three primary objectives:

•	Attract, reward and retain the most talented and dedicated executives available;

•	Link cash and equity incentives to company and/or individual performance; and

•	Align executive incentives with stockholder value creation.

The compensation committee reviews total compensation for each named executive officer annually, and determines the appropriate amount and mix of compensation based on the following principles:

•	Use simple and reasonable measures of performance;

•	For senior executives, provide cash compensation with a significant variable (bonus) compensation component, so that cash compensation has a significant link to performance;

•	For senior executives, provide total compensation that is primarily weighted toward equity compensation (performance stock units, restricted stock units and options) rather than cash, to reflect senior executives’ greater influence on overall corporate results and stockholder return;

•	Use multi-year equity vesting to ensure that senior executives hold sufficient unvested equity value to provide a meaningful retention incentive;

•	Use competitive benchmarking with peer companies (described in Section C3);

•	Use an outside consulting firm, as appropriate, to validate market practices and trends for our industry; and

•	Minimize executive perquisites.

2.	Elements of Compensation

The compensation committee evaluates executive compensation with a goal of establishing compensation components that it believes are similar to those provided to executives in comparable companies. Accordingly, our executive officers’ compensation has three primary components:

•	Base salary;

•	Annual and/or quarterly cash bonuses; and

•	Equity compensation in the form of performance stock units, restricted stock units, restricted stock awards and stock options.

3.	Key Performance Metrics (KPMs) and Other Performance Criteria

Cash bonuses and, to a lesser extent, equity awards for executives are linked to performance assessments against quarterly and/or annual key performance metrics (“KPMs”). KPMs generally include a combination of financial metrics, including revenue-related and profit-related objectives reflected in our internal business plan, because they are the most direct indicators of increased stockholder value.

KPMs may also include, among others, measures of customer success and employee success — both of which have a less direct, but nonetheless significant, impact on stockholder value. Financial metrics are drawn from our internal business plan, but may differ from the GAAP line items. These non-GAAP metrics exclude items that are not, in the committee’s view, related to ongoing operating performance, such as restructuring charges, amortization expenses associated with purchased intangible assets, and non-cash stock-based compensation expense. KPMs typically also include operational goals that are specific to each executive’s respective area of responsibility. See Section D2 below for specific details on 2008 KPMs.

Although performance against KPMs is the primary determinant of bonus and equity compensation, the compensation committee also considers the following secondary factors, among others, to determine final compensation:

•	Leadership style and effectiveness, including teamwork;

•	Innovation;

•	Integrity;

•	Work ethic; and

•	Employee retention.

4.	Base Salaries

Base salaries are intended to provide a fixed amount of cash compensation for services rendered during the year. We believe that setting competitive base salaries assists us in hiring and retaining individuals in a competitive environment. In determining individual salaries, the compensation committee considers the scope of job responsibilities, individual contribution, business performance, overall job market conditions, current compensation levels, the Radford High-Tech Executive Survey, and other relevant third-party compensation data provided by Compensia.

5.	Cash Bonuses

Our executive cash bonus program provides quarterly or annual cash payments to executive officers. The compensation committee establishes target cash bonus amounts for each executive officer, designated as a percentage of base salary or as a variable target amount, at the beginning of the year. Actual payments are contingent on successful achievement of certain company and/or individual executive performance KPMs approved by the compensation committee, as described above. The compensation committee typically establishes KPMs for our chief executive officer. Our chief executive officer then proposes KPMs for the remaining executives, which are reviewed and approved by the compensation committee.

During 2008, KPMs were generally set as quarterly targets, and performance against them was assessed on a quarterly basis. These quarterly checkpoints served as preliminary indicators of potential bonus payouts. As a general matter, actual payments were determined and paid on an annual basis, shortly after completion of the year. However, bonuses for Mr. Brown, our chief operating officer and chief financial officer until April 2008, were determined and paid quarterly in accordance with his employment agreement.

In 2008, we adopted a new Executive Bonus Plan and Corporate Bonus Plan to replace our 2007 cash bonus program. Payments under the new plans have been tied solely to objective performance criteria. The core metrics to be utilized for each bonus plan are comprised of: our financial performance, customer success, and employee success. With respect to the Executive Bonus Plan, the compensation committee will not have discretion to increase any award beyond what is payable based on performance, although it retains the discretion to reduce an award and uses achievement against individual KPMs to make determinations as to whether to exercise such discretion. We expect that all payments under the Executive Bonus Plan will be tax deductible as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code. See Section E below for a more detailed discussion of tax considerations relating to executive compensation.

6.	Equity Compensation in General

We regard equity compensation as a key element of compensation, particularly for our executive officers, for whom equity compensation generally represents a majority of total direct compensation. Equity awards with multi-year vesting periods or performance measurement periods allow us to:

•	Strengthen the link between the creation of stockholder value and long-term executive compensation;

•	Provide an opportunity for increased equity ownership by executives;

•	Provide long-term retention incentives to executives; and

•	Maintain competitive levels of total direct compensation.

We grant a significant equity award to each executive when the executive is initially hired. In subsequent years, we grant annual refresher awards to supplement the initial award. The annual awards are generally granted during the first quarter, as part of our annual performance and compensation review process. The size of initial and follow-on grants varies among executives based on equity award practices among our peer group, the scope of their responsibilities and their performance against KPMs.

7.	Stock Options, Stock Units and Restricted Stock Awards

Prior to fiscal 2006, our primary form of equity awards for all employees, including executives, was non-qualified stock options. In 2005, we granted a limited number of restricted stock awards (“RSAs”) to certain members of our executive team. In 2006, we began granting restricted stock units (“RSUs”) to our executive team and certain other key employees. In 2008, we utilized on a more widespread basis performance stock units (“PSUs”), which are RSUs with performance-based vesting. We believe RSUs, RSAs and PSUs have certain key advantages compared to stock options, particularly for employees with relatively large equity awards, as we describe below. The compensation committee has determined that these types of awards are particularly useful to recruit senior level executives if a prospective candidate has existing in-the-money unvested equity awards that the executive would lose if he or she joined our company.

RSUs give an executive the right to receive a specified number of shares of our common stock, without cost if the executive remains with us until the shares vest. RSAs are similar to RSUs, but the executive actually owns the shares as of the grant date (subject to vesting), rather than having a right to receive stock at vesting. Vesting of RSUs and RSAs granted through 2008 is contingent on the executive’s continued employment with us. We are now granting a combination of RSUs and PSUs, with the PSUs having vesting based on achievement of performance objectives. For RSUs and PSUs that do not vest because an executive’s employment terminates, the unvested shares are never issued. Except with respect to Mr. DeCesare’s PSU grant issued pursuant to the terms of his offer letter agreement, for PSUs that do not vest because the performance criteria are not satisfied, the unvested shares are never issued. For RSAs, if an executive’s employment terminates, the executive must generally return to us all shares that are unvested on the termination date. The vesting of equity awards held by our named executives may accelerate in certain termination situations. For additional details, see the descriptions of individual change of control and severance arrangements for each named executive below and the section “Severance and Change of Control Benefits” on page 39 of this document.

At grant, each RSU and PSU has a value equal to our stock price on the grant date of the award. Each RSA has a value on the grant date equal to our stock price on the grant date less $0.01 per share. Thus, RSUs, PSUs and RSAs provide immediate, meaningful and measurable economic value for executives as of the grant date and an incentive to remain with us at least through vesting. Moreover, these types of awards retain value, and encourage retention, regardless of short-term stock price fluctuations. In contrast, the entire value to executives of stock options depends on future stock price appreciation, so options have little perceived value if the stock price declines after the grant date. Because of these differences, restricted equity awards can deliver more immediate tangible value to executives at grant than stock options, with significantly fewer shares and potentially less dilution for our stockholders.

We typically determine the size of RSU, PSU and RSA grants taking into account peer data on the value of annual grants that is provided by Compensia.

Recent RSU and RSA grants generally vest over three years, with one-third vesting at the end of each year. RSUs granted in 2006 generally vest 50% after two years and 50% after three years. These infrequent, but sizable vesting tranches create a strong incentive to continue employment with us over the vesting period. Although vesting of the awards through 2007 was based solely on continued service, the size of the grant to each executive was linked to performance. In addition, part of the value of the RSUs will depend on the performance of the executive team and our company during the vesting period, as measured by our stock price. In 2008, we began granting PSUs to our executive team and certain other non-executive employees. PSU grants to our executives vest as to one-third on an annual basis based upon meeting performance metrics during the year. PSUs are generally granted in February with a determination by the compensation committee of the units earned occurring the following January or February. PSU annual grants to certain other employees vest similar to those grants to our executive team, however such PSU grants cliff-vest up to 50% of the shares after 4 years, subject to continued service, if the performance goals are not met.

8.	Mix of Salary, Cash Bonuses and Equity; Total Direct Compensation

The compensation committee does not use a specific formula for allocating compensation among the compensation components described above. Rather, the committee uses a market-based approach. We assign a significant majority of our executives’ total compensation to the variable cash bonus program and equity compensation, in order to focus our executives on achievements that will create stockholder value. We consider equity compensation to be the most important performance-based compensation component, so it represents the highest proportion of total compensation for senior executives. When the compensation committee makes executive compensation decisions, it focuses on “total direct compensation” (the total compensation to be paid if all performance goals are fully met) as well as on specific elements of compensation.

9.	Change of Control and Retention Arrangements

As described earlier, in 2008, we entered into change of control and retention agreements or a change of control protection plan with our executive officers to provide severance and/or change of control benefits. The compensation committee believes these types of agreements are essential in order to attract and retain qualified executives and promote stability and continuity in our senior management team. We believe that the stability and continuity provided by these agreements are in the best interests of our stockholders. For details, see “Severance and Change of Control Benefits” on page 39 of this document.

10.	Perquisites and Other Benefits

In general, we do not view perquisites as a significant component of our executive compensation structure. As frequent travelers, all named executive officers are provided upgraded air travel because it results in them arriving at their destinations more rested and able to work. Also, the compensation committee occasionally approves perquisites, primarily for retention purposes or to accommodate specific, and usually temporary, circumstances of executives who do not reside near their work locations. See the “Summary Compensation Table” for more details. Our executive officers are eligible to participate in our benefit plans on the same terms as other full-time employees. These plans include medical and dental insurance, life insurance, vision, short-term disability insurance, 401(k) plan, employee stock purchase plan and discounts on our products. In addition our executive officers receive long-term disability insurance benefits that are commensurate with the market for executive officers of relevant companies.

C.	Executive Compensation Implementation

1.	Independent Compensation Committee Determines Executive Compensation

The compensation committee determines compensation for our named executive officers. All four members are independent under New York Stock Exchange and SEC definitions. Executive compensation is reviewed annually by the compensation committee in connection with executive performance evaluations. During the first quarter of each year, the compensation committee typically conducts an evaluation of our chief executive officer’s performance, utilizing formal individual input from each of our independent directors. The compensation committee also reviews the performance of our other named executive officers with our chief executive officer. The compensation committee then evaluates total current compensation to determine if any changes are appropriate based on the considerations explained throughout this compensation discussion and analysis. The compensation committee reviews and gives considerable weight to our chief executive officer’s compensation recommendations for our other named executive officers because of his direct knowledge of the executives’ performance and contributions. No other named executive officers have any input on the compensation committee’s executive compensation decisions. The compensation committee members make independent decisions based on their collective judgment.

2.	The Role of Consultants

During 2008, the compensation committee directly engaged the services of Compensia, an executive compensation consulting firm. No member of the compensation committee or any named executive officer has any affiliation with Compensia. Compensia reported directly to the chairman of the compensation committee for executive compensation matters.

In connection with specific compensation decisions, the compensation committee sought input from Compensia on a range of external market factors, including appropriate comparison companies for benchmarking purposes, market survey data, and best practices for executive compensation arrangements. Although Compensia provided extensive data, it does not determine or recommend the amount or form of compensation for any executives. During the second half of 2007, Compensia also conducted an extensive review and evaluation of our executive compensation programs. Based in part on Compensia’s review and evaluation, the committee identified certain improvements to the executive compensation program that it adopted for 2008, including merit pay adjustments and grants of PSUs. During 2008, Compensia contributed significantly to an effort by the compensation committee to standardize our change of control programs to ensure that they were appropriate and reflective of our peer group’s practices.

3.	The Role of Peer Groups, Survey Data and Benchmarking

With the assistance of Compensia, the compensation committee selected the peer group of technology companies listed below for executive compensation benchmarking. Peer companies were selected in order to include (i) our most direct business competitors; (ii) companies with whom we compete for talent; and (iii) software companies that are roughly comparable to us in terms of market capitalization and/or revenue. We seek to maintain stability in the peer group from year to year. However, we have eliminated a number of peer companies that have been acquired over the past few years as our industry consolidates. This has contributed to a reduction in the size of the peer group. We also make occasional changes to ensure that the peer group continues to meet the selection criteria described above. The table below shows data regarding each of the peer companies, as compared to us.

Comparative Framework/Peer Companies

The data shown below is based on the four fiscal quarters ending December 31, 2008. The listed companies are the peers used by the compensation committee for assessing compensation competitiveness at its February 2009 meeting. Adobe Systems, CA, EA, and Symantec were not in the listed peer companies used in 2008, but were added to McAfee’s peer group list to take into account McAfee’s revenue performance and increase in size during 2008.

	Last Four	Last Four
	Quarters	Quarters		Market Cap
	Revenue	Net Income	Employees	($MM) as of
Company	($MM)	($MM)	at FYE	1/16/09	Headquarters

Activision Blizzard	$3,165.4	$223.9	2,640	$12,076.9	California
Adobe Systems	$3,575.8	$848.1	6,959	$11,059.8	California
Autodesk	$2,424.4	$385.4	7,300	$3,503.0	California
BMC Software	$1,830.1	$249.2	5,800	$5,077.7	Texas
CA	$4,379.0	$643.0	13,700	$9,303.2	New York
Cadence Design Systems	$1,475.5	$178.5	5,300	$1,009.7	California
CIBER	$1,202.5	$31.1	8,400	$272.8	Colorado
Citrix Systems	$1,567.2	$181.0	4,620	$4,128.9	Florida
EA	$4,328.0	$(532.0)	9,671	$5,535.2	California
Intuit	$3,107.4	$445.4	8,200	$7,623.9	California
Mentor Graphics	$843.7	$(84.6)	4,358	$481.2	Oregon
NetApp	$3,602.1	$278.5	7,645	$4,708.1	California
Novell	$956.5	$(8.7)	4,100	$1,270.8	Massachusetts
Parametric Technology	$1,070.3	$79.7	5,087	$1,106.2	Massachusetts
salesforce.com	$1,004.1	$37.1	3,318	$3,378.2	California
Sybase	$1,122.0	$164.8	3,996	$2,015.0	California
Symantec	$6,223.3	$645.0	17,600	$11,286.2	California
Synopsys	$1,337.0	$190.0	5,196	$2,628.8	California
VeriSign	$1,232.4	$(494.8)	4,251	$3,566.4	California
VMware	$1,778.9	$256.9	5,000	$8,703.7	California

75th Percentile	$3,268.0	$305.2	7,784	$7,893.8
60th Percentile	$2,067.8	$234.0	6,264	$4,855.9
50th Percentile	$1,673.1	$185.5	5,248	$3,847.7
Average	$2,311.3	$185.9	6,657	$4,936.8
25th Percentile	$1,182.4	$35.6	4,331	$1,828.9

McAfee	$1,532.6	$139.0	5,600	$4,460.2	California

Compensia provides reports to the compensation committee comparing compensation of our most senior executive officers to that of the most senior executive officers at our peer group companies. Peer company data is derived from the Radford High-Tech Executive Survey (which is focused on compensation in the technology sector) and SEC filings by our peer companies. The committee does not establish specific percentile targets for executive compensation. Rather, it makes each decision based on what it believes is necessary and appropriate to attract, motivate and/or retain the executives under the particular circumstances in which the decision is made. These circumstances include but are not limited to the external competitive landscape. In light of the recent challenges we have faced stemming from our 2006 stock option investigation, the committee’s executive compensation decisions have resulted in top quartile compensation for many named executives in order to attract the necessary executives to join McAfee.

All 2008 equity-based awards were approved by our compensation committee. During 2007, we adopted a formal equity granting policy that includes the following refinements to our grant policies and procedures:

•	All new-hire, promotional and retention grants are aggregated for approval on predetermined dates (typically once per quarter following our earnings announcements);

•	No individual or committee other than the compensation committee or our board of directors is authorized to approve grants;

•	All grants are approved at a meeting of the compensation committee or our board of directors, and not by written consent;

•	We determine the exercise price of a stock option based on the fair market value of our common stock on the grant date (unless otherwise legally required for grants to non-US individuals); and

•	There are detailed procedures in place for grant approvals and documentation.

D.	2008 Executive Compensation Decisions

1.	Overview

This section describes the executive compensation decisions made by the compensation committee for 2008. The compensation decisions made during 2008 related to the hiring of Albert “Rocky” Pimentel as chief financial officer and chief operating officer, the adopting of a new executive bonus plan and corporate bonus plan, and the entering into of change of control and retention agreements with our executive officers.

For executives who were already employed at the beginning of 2008, only three received salary increases. In February 2008, we granted PSUs whose vesting was based upon achievement of performance measures established by our compensation committee. In June 2008, the compensation committee rescinded the unvested portion of the February 2008 PSU grants and granted these executive officers identical number of PSUs. The performance period for the June 2008 PSU grants was April 1, 2008 to December 31, 2008. The 2008 performance measures for these June awards are equal to the 2008 performance measures less our actual performance in the first quarter of 2008.

When making its determinations with respect to 2008 equity grants, the compensation committee took into account that no grants were made to employees or executives during an extended period when we were not current in our financial reporting obligations. Please see the compensation tables following this compensation discussion and analysis for more details about 2008 compensation.

2.	Key Performance Metrics for 2008

The compensation committee established 2008 KPMs for overall company performance as well as individual objectives for our chief executive officer.

The company-wide KPMs established were based on the following areas:

•	Revenue and earnings per share measured against our operating plan

•	Customer success measured against our “4 Rs,” with a goal to improve by 10%

•	The 4 Rs are customer renewals, customers likely to renew, resolution of customer issues, and response time.

•	Employee success measured against our “A.R.E.,” with a goal to improve by 10%

•	A.R.E. measures employee attrition, recruiting, and employee development.

The compensation committee also identified specific measurement methods for each KPM. Our chief executive officer established 2008 KPMs for individual objectives for our other executive officers and also identified specific measurement methods for each KPM. As noted in Section B5 above, the performance period for some objectives was annual and for other objectives, the performance period was quarterly. The following table shows a selection of the KPMs that (i) were the most heavily weighted and therefore had the most significant impact on executive compensation and/or (ii) were consistent from quarter to quarter.

Name and Title	Executive-Specific KPMs

David G. DeWalt, chief executive officer and president	•	Deliver appropriate annual and long-term financial objectives for McAfee
	•	Enhance financial and legal control environment through improved financial control processes, Ethics First program and overall improvements towards the Financial Excellence and Legal Shield programs. Address any weaknesses and deficiencies found in 2007
	•	Ensure the ongoing development of long-term McAfee strategy. Provide clear strategy quarterly with documented results. Develop initial three year planning cycle with commencement of 2009 planning cycle
	•	Demonstrate that acquisitions meet the board approved business case and contribute to the growth of McAfee
	•	Create a strong McAfee partner ecosystem to enhance long-term strategic and financial results
	•	Effectively develop and motivate top quality senior executive team
	•	Foster active and effective communications with the board, keeping it fully informed on all important aspects of the status and development of McAfee
	•	Provide effective leadership through example and communication to key segments of customers, investors, employees and regulators
Albert A. “Rocky” Pimentel, chief financial officer and chief operating officer	•	Deliver the planned financial results for each quarter and the operating year; provide constructive and objective oversight and guidance to the use of financial resources
	•	Enhance and refine the financial and regulatory control environment through improved control processes and ethics programs, and at a more efficient cost
	•	Improve and develop operating functions to become best in class in their respective disciplines through process and leadership enhancements
	•	Successfully integrate acquisitions to comply with Board approved business cases; establish a repeatable integration framework to insure the likelihood of success.
	•	Provide oversight to the execution of data clean up initiative for MAX system
Christopher S. Bolin, executive vice president and chief technology officer	•	Successfully integrate technology procured through mergers and acquisitions with existing technology by achieving certain integration milestones
	•	Achieve certain antivirus detection rates in at least two third party detection rate tests
	•	Provide exceptional customer/sales support through achieving certain outreach metrics
	•	Ship product releases in accordance with product plan

Name and Title	Executive-Specific KPMs

Mark D. Cochran, executive vice president, general counsel and corporate secretary	•	Generate license compliance bookings in accordance with operating plan
	•	Reduce legal expenses and indemnification costs in accordance with operating plan
	•	Establish and implement Project Legal Shield program to mitigate overall legal risk
	•	Refine and execute on strategy for an aggressive defense against patent litigation matters
	•	Provide exceptional support for acquisitions and strategic alliance transactions
	•	Continue to hire and train staff in accordance with plan to deliver best practices in-house legal services
Michael P. DeCesare, executive vice president, worldwide sales operations	•	Achieve annual bookings attainment in accordance with our organic growth plan; maintain our expense to bookings ratio
	•	Upgrade systems renewal opportunities to ToPS in accordance with plan
	•	Drive improvements in worldwide renewal rates while maintaining support discount thresholds in accordance with plan
	•	Enhance 3x5x3 go-to-market model in order to achieve certain performance metrics
	•	Fill key management positions; recruit and retain key employees in accordance with retention metrics
Keith Krzeminski, senior vice president, finance and chief accounting officer	•	Provide support and leadership on acquisitions and the integration of acquisitions by achieving certain integration milestones
	•	Provide support and leadership on new strategic partnerships and new contracts
	•	Improve finance organization attrition rates
	•	Attain compliance with SOX (financial and regulatory control metrics) and resolve any material internal control weakness

Our financial performance in 2008 resulted in executives achieving over 100% of the company-wide financial metrics in their KPMs. The compensation committee believed that achievement of the designated company-wide financial metrics was reasonably challenging. The actual bonus paid to each individual executive was determined by the compensation committee after reviewing the performance of such executive against his individual KPMs. Although the executive and employee bonuses have the same company performance metrics, the executive and employee bonuses did not provide for the same payout, because the executive performance targets, except with respect to Mr. Krzeminski, were set in April and excluded the performance for the first quarter in order to qualify as “performance-based” compensation under Section 162(m). We do not publicly disclose annual business plan bookings, revenue, operating income or earnings per share targets, as our business plan is highly confidential. Disclosing specific objectives would provide competitors and other third parties with insights into the planning process and would therefore cause competitive harm.

3.	Compensation for David G. DeWalt

Mr. DeWalt was hired as our new chief executive officer and president in April 2007. Board members were seeking a particularly strong leader. We had recently completed a preliminary investigation of stock option grant irregularities and shortly thereafter, our chief executive officer retired and our president was terminated. When Mr. DeWalt joined us, he replaced an interim chief executive officer, and we were in the midst of preparing a restatement of our financial results to reflect changes in our accounting for numerous stock option grants. Further, the number of vacancies then existing in key positions within the company would cause a greater burden to fall on the chief executive officer. To attract an outstanding executive under these circumstances, our board of directors determined that it was necessary to offer total compensation of at least the 75th percentile for chief executive officers at relevant peer companies. In connection with negotiating Mr. DeWalt’s compensation, our board of directors and the committee considered detailed benchmarking data as well as our overall compensation philosophy and objectives.

Based on the considerations described above, and our belief that compensation for a chief executive officer should be heavily weighted toward long-term equity awards, Mr. DeWalt’s current compensation package consists of the components described below, as part of a formal employment letter (as subsequently amended most recently on February 5, 2008).

•	Annual base salary of $950,000 (increased by $50,000 in 2008).

•	Annual target bonus of 111% of base salary or $1,050,000 (increased by $50,000 in 2008).

•	Stock options to purchase 500,000 shares of our common stock (“New Hire Options”), vesting 25% on the first anniversary of the grant date and the balance in equal monthly amounts over the next three years.

•	Restricted stock units for 125,000 shares (“New Hire RSUs”), vesting one-third on each anniversary of Mr. DeWalt’s hire date.

•	Performance stock unit grants for (i) 125,000 shares, which vest in three equal installments based on our achievement of non-GAAP financial performance metrics established by the compensation committee for each of 2007, 2008 and 2009 performance periods, and (ii) 110,000 shares, which vest in three equal installments based upon on our achievement of Non-GAAP financial performance metrics established by the compensation committee for each of 2008, 2009 and 2010 performance periods. Vesting is also contingent on Mr. DeWalt’s continued employment with us. To the extent the vesting conditions are not satisfied, the performance stock units will be forfeited.

In addition to his letter agreement, Mr. DeWalt entered into a change of control and retention agreement with us in December 2008 (amended to correct error in January 2009). The agreement provides for certain severance benefits in the event we terminate Mr. DeWalt’s employment for reasons other than “cause” or in the event that Mr. DeWalt resigns for “good reason.” The agreement provides for varying severance benefits based upon whether the termination occurs within 18 months following a “change of control” of McAfee (the “Change of Control Period”). The severance payments provided to Mr. DeWalt by the agreement will supersede any severance payments afforded Mr. DeWalt in any employment agreement he had with us. Without regard to severance payments, Mr. DeWalt’s employment will not be changed by the agreement. Pursuant to the agreement and subject to signing a standard release of claims, upon Mr. DeWalt’s termination for other than cause or upon his resignation for good reason, he will be entitled to the following benefits:

Termination Other than During a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 12 months of Mr. DeWalt’s annual base salary, plus a pro rata fraction of an amount equal to 110% of his annual base salary, with the pro rata fraction determined as the number of days in the year to the date of termination divided by 365;

•	A payment equal to 12 months of the cost of continuation coverage of medical benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), if Mr. DeWalt was covered under our health plan; and

•	Acceleration of vesting for the number of RSUs that would vest in the 12 months following termination from Mr. DeWalt’s February 11, 2008 RSU grant with respect to 125,000 shares of stock.

Termination During a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 24 months of Mr. DeWalt’s annual base salary as in effect immediately prior to the change of control or the termination (whichever is greater), plus an amount equal to 200% of his target bonus for the fiscal year of the change of control or the termination (whichever is greater);

•	A payment for COBRA as described above; and

•	Full acceleration of vesting of all Mr. DeWalt’s then outstanding equity awards.

Additionally, in the event Mr. DeWalt is terminated for other than cause or resigns for good reason before a change of control but on or after a “potential change of control”, Mr. DeWalt will be entitled generally to the superior severance benefits provided by a termination during a Change of Control Period. A “potential change of control” would generally occur upon the execution of an agreement, Board approval, or public announcement for McAfee to enter into a transaction that would be a change of control if such transaction is subsequently consummated. This benefit is only available if the change of control occurs.

Mr. DeWalt will also have his performance shares convert into RSUs that vest based on continued performance of services as of the close of the change in control based on a 4 year vesting schedule beginning on their grant date. Upon the conversion to service-based vesting, Mr. DeWalt will vest in a pro-rata number of shares based on the time elapsed from the grant date. This conversion of the performance shares into service-based vesting RSUs was adopted in order to avoid the potential difficulties in an acquirer converting the performance goals in post-acquisition in a reasonable manner for both the acquirer and Mr. DeWalt. In addition, such equity awards will vest in full, to the extent still unvested, 18 months after the close of the change in control. The compensation committee included this provision to provide a greater retention value to any assumed equity awards for the critical initial period after a change in control.

Mr. DeWalt’s 2008 bonus was determined based on achievement of our 2008 financial plans and the committee’s assessment of his individual performance against agreed upon KPMs and his overall leadership. Based on these factors, the committee concluded that a bonus of $1,000,000 was appropriate.

4.	Compensation for Christopher S. Bolin

Mr. Bolin received a base salary increase in 2008 from $450,000 to $470,000 because the compensation committee’s review of market data provided by Compensia. His target cash bonus was set at 60% of base salary. Based on our achievement of our 2008 financial plans and the committee’s assessment of his individual performance against agreed upon KPMs, he received a cash bonus of $194,521. During the course of 2008, Mr. Bolin requested and the compensation committee and Mr. DeWalt approved, a leave of absence for personal reasons from June 2 through September 8, 2008. The compensation committee prorated Mr. Bolin’s salary and bonus in 2008 to account for his leave of absence. Based upon his exceptional performance over his tenured career with us, the compensation committee did not adjust Mr. Bolin’s equity compensation and vesting schedules or his participation rights under our benefit programs as result of his leave of absence.

In February 2008, Mr. Bolin entered into an agreement with us to amend certain option agreements held by Mr. Bolin to increase the exercise price of these options to the fair market value of the underlying shares on the option’s revised measurement date for financial accounting purposes. We made a cash payment to Mr. Bolin of $136,000 as compensation for the increase in the exercise price of his options.

Also in February 2008, Mr. Bolin was granted 15,000 PSUs whose vesting was based upon achievement of certain performance measures to be established by the compensation committee. As noted above, February PSU grants were rescinded in June 2008 and we awarded Mr. Bolin 15,000 new PSUs, which had a performance period for 2008 from April 1, 2008 to December 31, 2008.

Additionally, on December 12, 2008 Mr. Bolin entered into a change of control and retention agreement with us. The agreement with Mr. Bolin provides substantially the same terms and conditions as the agreement with

Mr. DeWalt described above. However, Mr. Bolin’s agreement provides different benefits from those of Mr. DeWalt as described below:

Termination Other than During a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 12 months of Mr. Bolin’s annual base salary, plus a pro rata fraction of an amount equal to 60% of Mr. Bolin’s annual base salary, with the pro rata fraction determined as the number of days in the year to the date of termination divided by 365; and

•	A payment equal to 12 months of the cost of continuation coverage of medical benefits under COBRA if Mr. Bolin was covered under our health plan.

Termination during a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 12 months of Mr. Bolin’s annual base salary as in effect immediately prior to the change of control or the termination (whichever is greater), plus an amount equal to 60% of Mr. Bolin’s annual base salary for the fiscal year of the change of control or the date of termination (whichever is greater);

•	A payment for COBRA as described above; and

•	Full acceleration of vesting of all Mr. Bolin’s then outstanding equity awards.

Mr. Bolin will also have his performance shares convert into RSUs that vest based on continued performance of services as of the close of the change in control based on a 4 year vesting schedule beginning on their grant date. Upon the conversion to service-based vesting, Mr. Bolin will vest in a pro-rata number of shares based on the time elapsed from the grant date. This conversion of the performance shares into service-based vesting RSUs was adopted in order to avoid the potential difficulties in an acquirer converting the performance goals in post-acquisition in a reasonable manner for both the acquirer and Mr. Bolin. In addition, such equity awards will vest in full, to the extent still unvested, 18 months after the close of the change in control. The compensation committee included this provision to provide a greater retention value to any assumed equity awards for the critical initial period after a change in control.

5.	Compensation for Mark D. Cochran

Mr. Cochran was hired as our new general counsel in September 2007. We were seeking a seasoned general counsel with the breadth and depth of experience required to support our business operations and to guide us through the legal challenges stemming from the outcome of our stock option grant investigation. Our former general counsel was terminated for cause in May 2006 as a result of his role in the improper option grant activities, and the general counsel position remained vacant until Mr. Cochran’s arrival. In order to attract an outstanding general counsel under these circumstances, our board of directors determined that it was necessary to offer a compensation package reflecting competitive second highest quartile total compensation for chief legal officers at relevant peer companies. In connection with determining Mr. Cochran’s compensation, the hiring team considered detailed benchmarking data provided by Compensia and input from Heidrick & Struggles (the executive search firm that assisted with the search), as well as our overall compensation philosophy and objectives.

Mr. Cochran’s initial base salary was $350,000. Mr. Cochran did not receive a salary increase in 2008, as the compensation committee believed his 2007 salary was still appropriate and competitive. Mr. Cochran’s target cash bonus was set at 71% of his base salary. Based on our achievement of our 2008 financial plans and the committee’s assessment of his individual performance against agreed upon KPMs, Mr. Cochran received a cash bonus of $260,833.

Also in February 2008, Mr. Cochran was granted 10,000 PSUs whose vesting was based upon achievement of certain performance measures to be established by the compensation committee. As noted above, February PSU grants were rescinded in June 2008 and we awarded Mr. Cochran 10,000 new PSUs, which had a performance period for 2008 from April 1, 2008 to December 31, 2008.

Additionally, on December 12, 2008 Mr. Cochran entered into a change of control and retention agreement with us. Except as set forth below, the agreement with Mr. Cochran provides substantially the same terms and conditions as the agreement with Mr. Bolin described above:

Termination Other than During a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 12 months of Mr. Cochran’s annual base salary, plus a pro rata fraction of an amount equal to 71% of Mr. Cochran’s annual base salary, with the pro rata fraction determined as the number of days in the year to the date of termination divided by 365.

Termination during a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 12 months of Mr. Cochran’s annual base salary as in effect immediately prior to the change of control or the termination (whichever is greater), plus an amount equal to 71% of Mr. Cochran’s annual base salary for the fiscal year of the change of control or the date of termination (whichever is greater).

6.	Compensation for Michael P. DeCesare

Mr. DeCesare was hired as our executive vice president, worldwide sales operations in October 2007. Members of management as well as certain members of the board of directors and the compensation committee were actively involved in the search process. We upgraded our top sales leadership position from a senior vice president level to an executive vice president level. The market for the talent we sought was extremely competitive at the time of our search. In order to attract an outstanding candidate under these circumstances, the board of directors determined that it was necessary to offer a compensation package reflecting total compensation substantially above the median for similar positions at relevant peer companies. In connection with determining Mr. DeCesare’s compensation, the hiring team considered detailed benchmarking data provided by Compensia as well as our overall compensation philosophy and objectives.

Mr. DeCesare’s did not receive a salary increase in 2008, as the compensation committee believed his 2007 salary of $600,000 was still appropriate and competitive. Mr. DeCesare’s target cash bonus was set at 100% of his base salary. Based on our achievement of our 2008 financial plans and the committee’s assessment of his individual performance against agreed upon KPMs, Mr. DeCesare received a cash bonus of $592,575.

Also in February 2008, Mr. DeCesare received 2 grants of PSUs: (i) a new-hire grant for 50,000 units and (ii) a refresher grant of 10,000 units, both grants whose vesting was based upon achievement of certain performance measures to be established by the compensation committee. As noted above, these February PSU grants were rescinded in June 2008 and we awarded Mr. DeCesare two new grants of 50,000 and 10,000 PSUs, which had a performance period for 2008 from April 1, 2008 to December 31, 2008.

Additionally, on December 12, 2008 Mr. DeCesare entered into a change of control and retention agreement with us. Except as set forth below, the agreement with Mr. DeCesare provides substantially the same terms and conditions as the agreement with Mr. Bolin described above:

Termination Other than During a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 12 months of Mr. DeCesare’s annual base salary, plus a pro rata fraction of an amount equal to 100% of Mr. DeCesare’s annual base salary, with the pro rata fraction determined as the number of days in the year to the date of termination divided by 365.

Termination during a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 12 months of Mr. DeCesare’s annual base salary as in effect immediately prior to the change of control or the termination (whichever is greater), plus an amount equal to 100% of Mr. DeCesare’s annual base salary for the fiscal year of the change of control or the date of termination (whichever is greater).

7.	Compensation for Albert A. “Rocky” Pimentel

Albert A. “Rocky” Pimentel was hired as our chief financial officer and chief operating officer on May 15, 2008. Mr. Pimentel receives an annual base salary of $500,000 and is eligible for a 100% target bonus. For 2008, Mr. Pimentel’s bonus for 2008 was determined based on our achievement of financial performance metrics and Mr. Pimentel’s accomplishments against his specific KPMs. Based on our achievement of our 2008 financial plans and the committee’s assessment of his individual performance against agreed upon KPMs, Mr. Pimentel received a cash bonus of $306,400, reflecting the proration due to his May 15 date of hire.

In addition, when he was hired, Mr. Pimentel received a stock option grant for 150,000 shares of McAfee’s common stock. The option will be scheduled to vest over a four year period, with 25% of the shares subject to the option vesting on the first anniversary of the grant date and the remainder vesting in equal installments over the next 36 monthly periods, assuming Mr. Pimentel’s continued service with us on each scheduled vesting date. He also received a restricted stock unit award for 50,000 shares of our common stock vesting as to 1/3 of the shares on each anniversary of the vesting commencement date and an award for 50,000 PSUs vesting at to 1/3 of the shares on the yearly anniversary of the vesting commencement date subject to the satisfaction of certain performance criteria determined by the compensation committee. Mr. Pimentel’s initial compensation was set by the compensation committee after receiving advice from Compensia regarding compensation at peer companies so that his total compensation was competitive with the market and was sufficient to compel Mr. Pimentel to join the company.

Additionally, on December 12, 2008 Mr. Pimentel entered into a change of control and retention agreement with us. Except as set forth below, the agreement with Mr. Pimentel provides substantially the same terms and conditions as the agreement with Mr. Bolin described above:

Termination Other than During a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 12 months of Mr. Pimentel’s annual base salary, plus a pro rata fraction of an amount equal to 100% of Mr. Pimentel’s annual base salary, with the pro rata fraction determined as the number of days in the year to the date of termination divided by 365.

Termination during a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 12 months of Mr. Pimentel’s annual base salary as in effect immediately prior to the change of control or the termination (whichever is greater), plus an amount equal to 100% of Mr. Pimentel’s annual base salary for the fiscal year of the change of control or the date of termination (whichever is greater).

8.	Compensation for Keith S. Krzeminski

Mr. Krzeminski was appointed as our chief accounting officer on March 27, 2008 and also performed functions similar to those of a chief financial officer until we appointed Mr. Pimentel as our chief financial officer in May 2008. Mr. Krzeminski has served as our senior vice president of finance since joining us in March 2007. Pursuant to his offer letter agreement with us, Mr. Krzeminski received a base salary of $275,000 and was eligible to receive a target bonus of 30% of his base salary. Mr. Krzeminski earned an increase in his base salary to $290,000 and the potential to earn $125,000 as a target bonus as a result of his promotion to chief accounting officer. Based on our achievement of our 2008 financial plans and the committee’s assessment of his individual performance against agreed upon KPMs, Mr. Krzeminski received aggregate cash bonuses of $109,043 in 2008.

Additionally, on December 12, 2008 Mr. Krzeminski entered into a change of control and retention agreement with us. Except as set forth below, the agreement with Mr. Krzeminski provides substantially the same terms and conditions as the agreement with Mr. Bolin described above:

Termination Other than During a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 12 months of Mr. Krzeminski’s annual base salary, plus a pro rata fraction of an amount equal to Mr. Krzeminski’s annual target bonus, with the pro rata fraction determined as the number of days in the year to the date of termination divided by 365.

Termination during a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 12 months of Mr. Krzeminski’s annual base salary as in effect immediately prior to the change of control or the termination (whichever is greater), plus an amount equal Krzeminski’s annual target bonus for the fiscal year of the change of control or the date of termination (whichever is greater).

9.	Compensation for Eric F. Brown

Mr. Brown served as our chief financial officer until April 4, 2008 and received an annual base salary of $575,000, on a prorated basis. His target bonus for the first quarter of 2008 was set at 109% of his base salary, in accordance with his employment agreement. Based on our achievement of financial performance metrics, and Mr. Brown’s accomplishments against his specific KPMs, he earned a cash bonus of $58,594 for the first quarter of 2008. In addition, to reward Mr. Brown for remaining with us through completion of the restatement, and as a future incentive, the compensation committee also approved a cash bonus of $100,000 in early 2008. Mr. Brown was required to remain with us for one year after payment of the $100,000 bonus or he would forfeit the bonus. Because Mr. Brown resigned in April 2008, he forfeited the $100,000, which was partially offset by the $58,594 cash bonus otherwise payable for performance related to the first quarter of 2008.

E.	Tax, Accounting and Other Considerations

This section describes certain tax and accounting considerations relating to our executive compensation programs.

Tax Deductibility of Compensation Expense.  Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation to certain executives that we may deduct as a business expense in any tax year unless, among other things, the compensation is performance-based and it is paid under a compensation plan that has been approved by our stockholders. During 2007, our salary and cash bonus programs did not meet these requirements. However, for 2008, although salary was still not deductible, we adopted an executive bonus plan (subject to stockholder approval at our 2008 annual meeting of stockholders) to replace our 2007 cash bonus program. Payments under the new bonus plan for the 2008 plan year were tied solely to objective performance criteria. In addition, during 2008, the compensation committee did not adjust any performance targets in a way that increased the likelihood of their achievement. The executive bonus plan gives the compensation committee the discretion to decrease calculated awards, but not to increase the awards beyond those calculated pursuant to the previously established performance criteria. We expect that all compensation payments under the new bonus plan will be exempt from Section 162(m) and will therefore be tax deductible. Mr. Denend does not qualify as an outside director under Section 162(m) because he is a former officer of McAfee (although he is independent from the company under the New York Stock Exchange listing requirements and SEC rules). Mr. Denend abstains from making decisions with respect to compensation that could qualify as exempt from Section 162(m)’s limits. With respect to those decisions, the remaining independent members of the compensation committee act.

From time to time, the compensation committee may approve compensation that will not meet these requirements for deductibility in order to ensure competitive levels of total compensation for its executive officers.

Tax Implications for Executives.  Section 409A of the Internal Revenue Code was enacted by Congress effective as of January 2005. Section 409A imposes additional income taxes on our executive officers who receive certain types of deferred compensation if the compensation does not meet the qualification requirements of Section 409A. We generally do not offer any of those types of deferred compensation programs to our executives.

Section 280G of the Internal Revenue Code imposes an excise tax on payments to executives of severance or change of control compensation that exceeds the levels specified in Section 280G. Our named executive officers could potentially receive amounts that exceed the Section 280G limits as severance or change in control payments, but the compensation committee does not consider this potential impact in compensation program design.

Accounting Considerations.  The compensation committee also considers the accounting expense and cash flow implications of various forms of executive compensation. For salary or cash bonus compensation, we record or accrue compensation expense in our financial statements in an amount equal to dollar amount of the cash payment.

Accounting rules require us to record an expense in our financial statements for equity awards as well, even though equity awards are not paid to employees in cash. All equity awards (stock options, RSAs, RSUs and PSUs) result in compensation expense. The compensation committee believes that the advantages of equity awards, as described throughout this compensation discussion and analysis, more than outweigh the non-cash accounting expense associated with them.

Compensation Committee Report on Compensation Discussion and Analysis

The compensation committee of our board of directors has furnished the following report:

The compensation committee has reviewed and discussed the foregoing compensation discussion and analysis with management. Based on that review and discussion, the compensation committee has recommended to our board of directors that the compensation discussion and analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Leslie G. Denend, Chairman
Denis J. O’Leary
Jeffrey A. Miller
Anthony Zingale

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee, other than Mr. Denend as described above, during 2008 has ever been an officer or employee of McAfee or of any of our subsidiaries or affiliates. During 2008, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our board of directors or on our compensation committee.

SUMMARY COMPENSATION TABLE

This table summarizes the compensation earned by our named executive officers during 2008.

					Stock		Option	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)		Awards(4)		Awards(4)	Compensation(7)		Total

David G. DeWalt	2008	$950,000	$1,000,000		$3,604,284		$1,939,619	$34,224		$7,528,127
Chief executive officer and president	2007	675,000	1,250,000		2,361,081	(5)	1,135,569	139,226		5,560,876
Albert A. “Rocky” Pimentel	2008	300,962	306,404		510,886		246,763	828		1,365,843
Chief financial officer and chief operating officer
Christopher S. Bolin	2008	470,000	194,521		1,242,638		170,010	4,497		2,081,666
Chief technology officer and executive vice president	2007	450,000	374,455		908,004		231,590	14,329	(6)	1,978,378
	2006	440,363	249,750		836,885		482,660	5,368		2,015,026
Mark D. Cochran	2008	350,000	260,833		698,225		347,700	1,810		1,658,568
Executive vice president, general counsel and corporate secretary	2007	108,814	77,978		—		59,850	448		247,090
Michael P. DeCesare	2008	600,000	592,575		1,449,008		463,600	1,045		3,106,228
Executive vice president of worldwide sales operations	2007	148,076	158,301		—		79,800	135		386,312
Keith S. Krzeminski	2008	286,250	109,043		291,466		137,227	7,195		831,181
Senior vice president, finance and chief accounting officer
Former Executive Officers
Eric F. Brown	2008	210,721	—		186,328		(325,783)	12,732		83,998
Former chief operating officer and chief financial officer	2007	550,000	655,278	(3)	1,693,518		620,478	110,495		3,629,769
	2006	540,930	941,250		1,515,722		1,153,091	129,245		4,280,238

(1)	Salary includes amounts deferred under our 401(k) plan.

(2)	Amounts in this column reflect bonus payments earned in reported year, although some amounts were paid in subsequent year.

(3)	Bonus amount includes $100,000 bonus that required Mr. Brown to remain with us for one year after the payment. Mr. Brown resigned effective April 4, 2008, so he forfeited the bonus.

(4)	The compensation amounts reported in the “Stock Awards” and “Option Awards” columns reflect the expense (benefit) that we reported in our consolidated 2008 financial statements under SFAS 123(R), except that the amounts of expense reported in our financial statements are net of estimated forfeitures, while the amounts shown in the table are gross of estimated forfeitures. These amounts consist of the fair value expense for all existing share-based awards during 2008. For this purpose, the fair value of an award is apportioned over the period during which the award is expected to vest. The fair value of a stock award is equal to the closing price of our stock on the grant date. The fair value of an option award is determined using the Black-Scholes option pricing model under SFAS 123(R). Our assumptions for financial statement purposes are described in Note 14 to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2008.

(5)	Amount includes compensation expense recorded in 2007 for restricted stock units promised in our 2007 employment agreement with Mr. DeWalt, but not granted until our Form S-8 registration statement covering shares issuable under our stock incentive plans became effective. These restricted stock units were granted on February 11, 2008.

(6)	In February 2008, we entered into an agreement with Mr. Bolin to increase the exercise price of certain of his outstanding options, such that the amended exercise price would be equal to the closing price of our stock on the appropriate accounting measurement date. As a result, we paid Mr. Bolin a cash bonus equal to the increase in aggregate exercise prices of $135,533 in January 2009.

(7)	All other compensation consisted of the following:

					Gifts,	Group Term
				Non-Business	Family Travel	Life	Company
		Commuting	Living	Aircraft	and Matching	Insurance	Contributions	Tax
Name	Year	Expense	Allowance	Usage	Gifts(1)	Coverage	to 401(k)	Gross-ups(2)	Total

David G. DeWalt	2008	$11,128	$8,013	$—	$3,365	$540	$—	$11,178	$34,224
	2007	14,484	61,102	—	454	405	—	62,781	139,226
Albert A. “Rocky” Pimentel	2008	—	—	—	—	828	—	—	828
Christopher S. Bolin	2008	—	—	—	195	540	3,600	162	4,497
	2007	—	—	—	6,577	540	3,600	3,612	14,329
	2006	—	—	—	568	1,026	3,600	174	5,368
Mark D. Cochran	2008	—	—	—	1,000	810	—	—	1,810
	2007	—	—	—	108	270	—	70	448
Michael P. DeCesare	2008	—	—	—	341	540	—	164	1,045
	2007	—	—	—	—	135	—	—	135
Keith S. Krzeminski	2008	—	—	—	4,278	810	569	1,538	7,195
Former Executive Officers
Eric F. Brown	2008	—	4,429	—	1,732	158	3,600	2,813	12,732
	2007	53,683	—	—	10,356	540	3,600	42,316	110,495
	2006	54,609	—	36,030	1,981	1,140	2,292	33,193	129,245

(1)	Represents the cost of spousal travel to McAfee events, the cost of token gifts received at McAfee events and company-matching charitable contributions.

(2)	The tax gross-up payments disclosed in this column relate to taxes imposed on our reimbursements of living and commuting expenses (in the case of Messrs. DeWalt and Brown) and taxes imposed on token gifts received at McAfee events and the cost of spousal travel to McAfee events.

GRANTS OF PLAN-BASED AWARDS

This table shows grants of plan-based awards made by us to our named executive officers during 2008. When making its determinations with respect to 2008 equity grants, the compensation committee of our board of directors took into account that no grants were made to employees or executives during an extended period when we were not current in our financial reporting obligations.

				All Other
		All Other		Stock
		Stock		Awards:
		Awards:		Number of		Grant Date Fair
		Number of		Securities	Exercise or Base	Value of
		Shares of Stock		Underlying	Price of Option	Stock and Option
Name	Grant Date	or Units		Options(10)	Awards	Awards(11)

David G. DeWalt	2/11/2008	125,000	(1)	—	$—	$4,341,250
	2/11/2008	41,667	(2)	—	—	1,447,095
	6/6/2008	83,333	(2)	—	—	3,058,321
	2/19/2008	—		75,000	32.95	1,124,498
	6/6/2008	110,000	(3)	—	—	4,037,000
Albert A. “Rocky” Pimentel	8/4/2008	—		150,000	37.47	2,419,605
	8/4/2008	50,000	(4)	—	—	1,873,500
	8/4/2008	50,000	(5)	—	—	1,873,500
Christopher S. Bolin	2/19/2008	—		26,000	32.95	389,826
	4/28/2008	50,000	(4)	—	—	1,666,500
	6/6/2008	15,000	(3)	—	—	550,500
Mark D. Cochran	2/11/2008	40,000	(6)	—	—	1,389,200
	6/6/2008	10,000	(3)	—	—	367,000
Michael P. DeCesare	2/11/2008	50,000	(7)	—	—	1,736,500
	6/6/2008	50,000	(8)(3)	—	—	1,835,000
	6/6/2008	10,000	(3)	—	—	367,000
Keith S. Krzeminski	2/11/2008	15,000	(9)	—	—	520,950
	2/11/2008	4,500	(5)	—	—	156,285
	4/28/2008	10,000	(4)	—	—	333,300
Former Executive Officers
Eric F. Brown	2/19/2008	—		85,000	32.95	1,274,150
	2/19/2008	75,000	(5)	—	—	2,471,250

(1)	During 2007, we agreed to grant Mr. DeWalt 125,000 restricted stock units after our Form S-8 registration statement covering shares issuable under our stock incentive plans became effective. These restricted stock units were granted on February 11, 2008.

(2)	During 2007, we agreed to grant Mr. DeWalt 125,000 performance stock units after our Form S-8 registration statement covering shares issuable under our stock incentive plans became effective. These performance stock units were granted on February 11, 2008 (the “February Award”), 41,667 of which were vested as of the grant date. On June 6, 2008, the compensation committee of our board of directors rescinded the unvested portion of the February Award (representing 83,333 performance stock units) and immediately thereafter, granted 83,333 performance stock units to Mr. DeWalt (the “June Award”). The vesting of the June Award is based upon the achievement of performance measures established by the compensation committee for the current performance period and to be established by the compensation committee for future performance periods. The 2008 performance period for the February Award was January 1, 2008 to December 31, 2008. The 2008 performance period for the June Award was April 1, 2008 to December 31, 2008. The 2008 performance measures for the June Award were equal to the 2008 performance measures for the February Award less our actual performance in the first quarter of 2008.

(3)	These performance stock units were granted in February 2008 (the “February Award”). On June 6, 2008, the compensation committee of our board of directors rescinded the February Award (all of which and immediately thereafter, granted performance stock units to this executive officer for the identical number of performance stock units (the “June Award”). The vesting of the June Award is based upon the achievement of performance measures established by the compensation committee for the current performance period and to be established by the compensation committee for future performance periods. The 2008 performance period for the February Award was January 1, 2008 to December 31, 2008. The 2008 performance period for the June Award was April 1, 2008 to December 31, 2008. The 2008 performance measures for the June Award were equal to the 2008 performance measures for the February Award less our actual performance in the first quarter of 2008.

(4)	Restricted stock units.

(5)	Performance stock units.

(6)	During 2007, we agreed to grant Mr. Cochran 40,000 restricted stock units after our Form S-8 registration statement covering shares issuable under our stock incentive plans became effective. These restricted stock units were granted on February 11, 2008.

(7)	During 2007, we agreed to grant Mr. DeCesare 50,000 restricted stock units after our Form S-8 registration statement covering shares issuable under our stock incentive plans became effective. These restricted stock units were granted on February 11, 2008.

(8)	During 2007, we agreed to grant Mr. DeCesare 50,000 performance stock units after our Form S-8 registration statement covering shares issuable under our stock incentive plans became effective. These performance stock units were granted on February 11, 2008.

(9)	During 2007, we agreed to grant Mr. Krzeminski 15,000 restricted stock units after our Form S-8 registration statement covering shares issuable under our stock incentive plans became effective. These restricted stock units were granted on February 11, 2008.

(10)	All options in this column were granted at an exercise price per share equal to the fair market value of the common stock on the date of grant. These options are scheduled to vest at the rate of one-fourth (or 25%) one year from the date of grant and the remaining shares are scheduled to vest at a rate of 1/36th per month for the remaining 36 months of the vesting period. Under our 1997 Stock Incentive Plan, our board of directors is allowed to modify the terms of outstanding options. The exercisability of options may be accelerated upon a change of control. Unvested options are generally cancelled upon an optionee’s termination of service.

(11)	Except with respect to certain stock awards of stock units, the grant date fair value of stock and option awards column reflects the expense that we would recognize in our financial statement over the award’s vesting schedule. The fair value of a stock award is equal to the difference between the closing price of our common stock on the legal grant date and the purchase price of the stock award. Given that certain stock awards of stock units have separate legal and accounting grant dates, the expense that we may recognize in our financial statements over the award’s vesting schedule may be different than the fair value of these awards set forth in this table. The fair value of an option award is determined using the Black-Scholes option pricing model. Our assumptions for financial statement purposes are described in Note 14 to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table shows outstanding equity awards for our named executive officers as of December 31, 2008.

	Option Awards				Stock Awards
										Market or Payout
	Number of				Number of		Market Value	Number of Unearned		Value of Unearned
	Securities Underlying		Option	Option	Shares or Units		of Shares or	Shares, Units or		Shares, Units or
	Unexercised Options(1)		Exercise	Expiration	of Stock That		Units of Stock That	Other Rights That		Other Rights That
Name	Exercisable	Unexercisable	Price	Date	Have Not Vested		Have Not Vested	Have Not Vested		Have Not Vested

David G. DeWalt	208,333	291,667	$32.49	4/30/2017	83,333	(2)	$2,880,822	41,666	(2)	$1,440,394
	—	75,000	32.95	2/19/2018	—		—	110,000		3,802,700
Albert A. “Rocky” Pimentel	—	150,000	37.47	8/4/2018	50,000		1,728,500	50,000		1,728,500
Christopher S. Bolin	6,664	6,667	21.61	4/19/2015	25,000		864,250	15,000		518,550
	—	26,000	32.95	2/19/2018	50,000		1,728,500	—		—
Mark D. Cochran	21,875	53,125	39.90	10/29/2017	26,666	(3)	921,844	10,000		345,700
Michael P. DeCesare	29,167	70,833	39.90	10/29/2017	33,333	(4)	1,152,322	33,333	(4)	1,152,322
	—	—	—	—	—		—	10,000		345,700
Keith S. Krzeminski	18,750	26,250	32.49	4/30/2017	15,000	(5)	518,550	4,500		155,565
	—	—	—	—	10,000		345,700	—		—
Former Executive Officers
Eric F. Brown	—	—	—	—	—		—	—		—

(1)	All options in these columns vest at the rate of one-fourth (or 25%) one year from the date of grant and the remaining shares vest at a rate of 1/36th per month for the remaining 36 months of the vesting period. Under the 1997 Stock Incentive Plan, our board of directors is allowed to modify the terms of outstanding options. The exercisability of options may be accelerated upon a change of control. Unvested options are generally cancelled upon an optionee’s termination of service.

(2)	During 2007, we agreed to grant Mr. DeWalt 125,000 restricted stock units and 125,000 performance stock units after our Form S-8 registration statement covering shares issuable under our stock incentive plans became effective. These restricted stock units and performance stock units were granted on February 11, 2008.

(3)	During 2007, we agreed to grant Mr. Cochran 40,000 restricted stock units after our Form S-8 registration statement covering shares issuable under our stock incentive plans became effective. These restricted stock units were granted on February 11, 2008.

(4)	During 2007, we agreed to grant Mr. DeCesare 50,000 restricted stock units and 50,000 performance stock units after our Form S-8 registration statement covering shares issuable under our stock incentive plans became effective. These restricted stock units and performance stock units were granted on February 11, 2008.

(5)	During 2007, we agreed to grant Mr. Krzeminski 15,000 restricted stock units after our Form S-8 registration statement covering shares issuable under our stock incentive plans became effective. These restricted stock units were granted on February 11, 2008.

OPTIONS EXERCISED AND STOCK VESTED

This table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting for our named executive officers during 2008.

	Option Awards		Stock Awards
	Number of	Value	Number of		Value
	Shares Acquired	Realized	Shares Acquired		Realized
Name	on Exercise	on Exercise	on Vesting		on Vesting

David G. DeWalt	—	$—	83,334	(1)	$2,842,939
Christopher S. Bolin	368,669	6,656,254	41,666		1,486,057
Mark D. Cochran	—	—	13,334		495,758
Michael P. DeCesare	—	—	16,667	(2)	546,844
Former Executive Officers
Eric F. Brown	243,750	1,740,734	87,500		2,983,375

(1)	41,667 additional performance stock units are not reflected in this number. On February 2, 2009, the compensation committee of our board of directors determined that the performance criteria for these additional performance stock units had been satisfied. Pursuant to the terms of the grant approved by the compensation committee and the terms of our Performance Stock Unit Issuance Agreement with Mr. DeWalt for this award, the additional performance stock units thereby vested as of December 31, 2008 and were issued on March 4, 2009 (two days after the filing of our annual report on Form 10-K) with value realized on issuance of $1,225,010.

(2)	16,667 additional performance stock units are not reflected in this number. On February 2, 2009, the compensation committee of our board of directors determined that the performance criteria for these additional performance stock units had been satisfied. Pursuant to the terms of the grant approved by the compensation committee and the terms of our Performance Stock Unit Issuance Agreement with Mr. DeCesare for this award, the additional performance stock units thereby vested as of December 31, 2008 and were issued on February 2, 2009 with value realized on issuance of $513,510.

Severance and Change of Control Benefits

We have entered into agreements providing for severance and/or change of control benefits with each of our current named executive officers. These severance and change of control benefits are intended to attract and retain qualified executives and promote stability and continuity in our senior management team.

Agreement with Mr. DeWalt

Our agreement with Mr. DeWalt provides for certain severance benefits in the event we terminate Mr. DeWalt’s employment for other than “cause” or in the event that Mr. DeWalt resigns for “good reason.” The agreement provides for varying severance benefits based upon whether the termination occurs within 18 months following a “change of control” of McAfee, Inc. (the “Change of Control Period”). The severance payments provided to Mr. DeWalt by the agreement supersede any severance payments afforded Mr. DeWalt in any employment agreement he has with us. Pursuant to the agreement and subject to signing a standard release of claims, upon Mr. DeWalt’s termination for other than cause or upon his resignation for good reason, he will be entitled to the following benefits:

Termination Other than During a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 12 twelve months of Mr. DeWalt’s annual base salary, plus a pro rata fraction of the amount equal to 110% of his annual base salary, with the pro rata fraction determined as the number of days in the year to the date of termination divided by 365;

•	A payment equal to 12 months of the cost of continuation coverage of medical benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), if Mr. DeWalt was covered under our health plan; and

•	Acceleration of vesting of the outstanding restricted stock units from Mr. DeWalt’s February 11, 2008 grant with respect to 125,000 shares of stock which are due to fully vest within 12 months following termination.

Termination During a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to 24 months of Mr. DeWalt’s annual base salary as in effect immediately prior to the change of control or the termination (whichever is greater), plus the amount equal to 200% of his target bonus for the fiscal year of the change of control or the termination (whichever is greater);

•	A payment for COBRA as described above; and

•	Full acceleration of vesting of all Mr. DeWalt’s then outstanding equity awards.

Additionally, in the event Mr. DeWalt is terminated for other than cause or resigns for good reason before a change of control but on or after a “potential change of control”, Mr. DeWalt will be entitled generally to the superior severance benefits provided by a termination during a Change of Control Period. A “potential change of control” would generally occur upon the execution of an agreement, approval by our board of directors, or public announcement for us to enter into a transaction that would be a change of control if such transaction is subsequently consummated. This benefit is only available if the change of control occurs.

Agreements with Messrs. Pimentel, Bolin, Cochran, DeCesare and Krzeminski (the “Tier 2 Executives”)

Our agreements with each Tier 2 Executive provide substantially the same terms and conditions as our agreement with Mr. DeWalt as described above. However, our agreements with each Tier 2 Executive provide different benefits from those of Mr. DeWalt as described below:

Termination Other than During a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to twelve (12) months of the Tier 2 Executive’s annual base salary, plus a pro rata fraction of (i) with respect to Messrs. Pimentel, Bolin, Cochran, and DeCesare, a stated percentage, ranging from 60% to 100% of their annual base salary, or (ii) with respect to Mr. Krzeminski, his annual target bonus, in each case with the pro rata fraction determined as the number of days in the year to the date of termination divided by 365; and

•	A payment equal to twelve (12) months of the cost of continuation coverage of medical benefits under COBRA, if the Tier 2 Executive was covered under our health plan.

Termination During a Change of Control Period

•	A lump-sum payment (less applicable tax withholding) equal to twelve (12) months of the Tier 2 Executive’s annual base salary as in effect immediately prior to the change of control or the termination (whichever is greater), plus the amount equal to (i) with respect to Messrs. Pimentel, Bolin, Cochran, and DeCesare, a stated percentage, ranging from 60% to 100% of their annual base salary, or (ii) with respect to Mr. Krzeminski, his annual target bonus, in each case for the fiscal year of the change of control or the termination (whichever is greater);

•	A payment for COBRA as described above; and

•	Full acceleration of vesting of all of the Tier 2 Executive’s then outstanding equity awards.

Apart from the varied benefits described directly above, the benefits provided to a Tier 2 Executive upon a termination for other than cause or a resignation for good reason are generally the same as those provided to Mr. DeWalt, including the provision for benefits upon a potential change of control.

The table below reflects the amount of compensation to each of our current named executive officers in the event we terminate such officer’s employment for other than “cause” or the officer resigns for “good reason”, in each case based upon whether the termination occurs within 18 months following a “change of control” of McAfee, Inc. Regardless of the manner in which an executive’s employment terminates, the executive is entitled to receive amounts already earned during his term of employment, such as base salary earned through the date of termination and accrued vacation pay. The amounts shown assume that each termination was effective as of December 31, 2008, and thus includes amounts earned through the end of 2008. The value of stock-related compensation assumes that the value of our common stock is $34.57, which was the closing trading price on the last trading day of 2008. The value of continuing coverage under our welfare and fringe benefits plans reflects our actual cost for those benefits as of December 31, 2008. All of these amounts are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts can only be determined at the time the executives’ employment actually terminates.

	Resignation for Good Reason		Resignation for Good Reason
	or Termination Other		or Termination Other
	than for Cause —		than for Cause —
	During		Other Than During
	the Change of Control Period		the Change of Control Period

David G. DeWalt
Base salary and cash bonus	$4,000,000		$1,995,000
Equity	10,075,855		1,440,394
Healthcare and other insurance benefits	21,917		21,917
Tax gross ups	N/A	(1)	N/A	(1)
Albert A. “Rocky” Pimentel
Base salary and cash bonus	1,000,000		1,000,000
Equity	3,457,000		—
Healthcare and other insurance benefits	21,917		21,917
Tax gross ups	N/A	(1)	N/A	(1)
Christopher S. Bolin
Base salary and cash bonus	750,003		750,003
Equity	3,239,820		—
Healthcare and other insurance benefits	16,579		16,579
Tax gross ups	N/A	(1)	N/A	(1)
Mark D. Cochran
Base salary and cash bonus	421,174	(2)	600,002	(2)
Equity	1,267,567		—
Healthcare and other insurance benefits	15,467		15,467
Tax gross ups	N/A	(1)	N/A	(1)
Michael P. DeCesare
Base salary and cash bonus	1,200,000		1,200,000
Equity	3,226,533		—
Healthcare and other insurance benefits	21,917		21,917
Tax gross ups	N/A	(1)	N/A	(1)
Keith S. Krzeminski
Base salary and cash bonus	415,000		415,000
Equity	1,074,415		—
Healthcare and other insurance benefits	16,579		16,579
Tax gross ups	N/A	(1)	N/A	(1)

(1)	We do not provide executive officers with a gross-up of excise taxes on parachute payments in any situation. In certain situations, the executive officers’ severance benefits could be reduced in order to avoid the imposition of excise tax determined in accordance with Internal Revenue Code sections 280G and 4999.

(2)	We do not provide for a gross-up of excise taxes on parachute payments paid upon a change in control as determined in accordance with Internal Revenue Code sections 280G and 4999. Each executive officer is subject to a provision that provides that he will receive an amount that would produce the best after-tax result. This provision operates to reduce the executive officer’s parachute payment based on their 280G threshold if the executive officer would receive more on an after-tax basis due to the cut back. Otherwise, the executive officer is not cut back and the executive officer will be responsible for any excise tax. Due to the best after-tax provision in Mr. Cochran’s agreement, his severance payment would have been reduced by $178,828 so that he would not be subject to excise taxes under Internal Revenue Code section 280G.

DIRECTOR COMPENSATION

Directors fees, paid only to directors who are not employees, are as follows:

•	$40,000 annual retainer for each board member, payable in quarterly installments;

•	an additional $100,000, payable in quarterly installments, to the chairman of the board;

•	an additional $10,000 annual retainer, payable in quarterly installments, to each chairman of a board committee;

•	$1,500 for each board or board committee meeting attended in person;

•	$1,000 for each board or committee meeting attended by telephone;

•	reimbursement of expenses of attending board and committee meetings; and

•	medical insurance benefits for directors and their families.

In October 2008, the compensation committee of our board of directors modified the annual retainer payable to each chairman of a board committee, effective January 1, 2009, as follows:

•	an additional $20,000 annual retainer, payable in quarterly installments, to the chairman of the audit committee;

•	an additional $14,000 annual retainer, payable in quarterly installments, to the chairman of the compensation committee; and

•	an additional $10,000 annual retainer, payable in quarterly installments, to the chairman of the governance committee.

Under our existing 1993 Stock Option Plan for Outside Directors, as amended (the “Director Plan”), each non-employee director is automatically granted an option to purchase 30,000 shares of our common stock when he or she first become a director. Each year after the initial grant each director is entitled to receive an additional option grant to purchase up to 15,000 shares of our common stock. All options under this plan are granted with an exercise price equal to the closing price of our common stock on the date of grant. Each initial grant vests one-third on each of the first, second and third anniversaries of the date of grant. Each subsequent grant vests in full on the first anniversary of the date of grant. All options granted under this plan become fully exercisable in the event of certain mergers, sales of assets or sales of the majority of our voting stock.

If the stockholders approve the amendments to the Director Plan described in Proposal 5 above, the equity compensation for our non-employee directors will be modified as reflected in Proposal 5.

Our employee directors are eligible to receive options and be issued shares of common stock directly under the 1997 Stock Incentive Plan and are eligible to participate in our 2002 Employee Stock Purchase Plan and, if an executive officer, to participate in the Executive Bonus Plan.

The following table shows the compensation earned during 2008 by the non-employee individuals serving on our board of directors in 2008.

					All Other
Name	Fees Earned	Stock Awards	Option Awards(1)		Compensation(3)	Total

Current Outside Directors
Carl Bass	$52,533	$—	$137,404		$—	$189,937
Thomas E. Darcy	71,440	—	137,404		—	208,844
Leslie G. Denend	71,907	—	339,308	(2)	$16,022	427,237
Denis J. O’Leary	69,593	—	332,182	(2)	—	401,775
Jeffrey A. Miller	35,846	—	83,648		9,356	128,850
Robert W. Pangia	69,500	—	322,228	(2)	31,465	423,193
Charles J. Robel	183,500	—	361,311	(2)	16,022	560,833
Anthony Zingale	39,346	—	83,648		17,317	140,311
Former Outside Directors
Robert B. Bucknam(4)	30,593	—	(142,729	)(2)	—	(112,136)
Liane Wilson(4)	36,500	—	(170,876	)(2)	4,306	(130,070)

(1)	The compensation amounts reported in the “Option Awards” column reflect the expense (benefit) that we reported in our consolidated 2008 financial statements under SFAS 123(R), except that the amounts of expense reported in our financial statements are net of estimated forfeitures, while the amounts shown in the table are gross of estimated forfeitures. These amounts consist of the fair value expense for all existing share-based awards during 2008. For this purpose, the fair value of an award is apportioned over the period during which the award is expected to vest. The fair value of a stock award is equal to the closing price of our stock on the grant date. The fair value of an option award is determined using the Black-Scholes option pricing model under SFAS 123(R). Our assumptions for financial statement purposes are described in Note 14 to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2008.

(2)	The compensation amount includes expense (benefit) recorded in 2008 related to grants received prior to 2008 that had three-year vesting terms.

(3)	All Other Compensation consists of the annual cost of health insurance premiums for and the tax gross up payments related to such premiums.

(4)	Term expired on July 28, 2008.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows as of the record date, the number of shares of our common stock owned by (i) our chief executive officer, (ii) each of our current named executive officers, (iii) each of our current directors, and (iv) each stockholder known by us as of December 31, 2008 to be the beneficial owner of more than 5% of our outstanding common stock.

	Number of		Percent of
	Shares	Right to	Outstanding
Name and Address of Beneficial Owners	Owned(1)	Acquire(2)	Shares(3)

David G. DeWalt	91,788(4)	313,542		*
Carl Bass	—	10,000		*
Thomas E. Darcy	—	10,000		*
Leslie G. Denend	6,297	25,000		*
Jeffrey A. Miller	100	—
Denis J. O’Leary	5,000	95,000		*
Robert W. Pangia	—	162,500		*
Charles J. Robel	—	26,667		*
Anthony Zingale	—	—		*
Albert A. “Rocky” Pimentel	—	—		*
Christopher S. Bolin	—	27,583		*
Mark D. Cochran	11,237	28,125		*
Michael P. DeCesare	24,131	37,500		*
Keith S. Krzeminski	1,789	33,334		*
Wellington Management Company, LLP(5)	16,112,064	—	[10.6	%]
75 State Street, Boston, MA 02109
T. Rowe Price Associates, Inc.(6)	15,387,207	—	[10.0	%]
100 E. Pratt Street, Baltimore, Maryland 21202
FMR LLC(7)	12,363,287	—	[8.1	%]
82 Devonshire Street, Boston, MA 02109
Ameriprise Financial, Inc. & RiverSource Investments, LLC(8)	10,389,489	—	[6.8	%]
145 Ameriprise Financial Center, Minneapolis, MN 55474 All executive officers and directors as a group (14 persons)	140,342	769,251		*

*	Less than 1%.

(1)	Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. The SEC rules for determining beneficial ownership are very complex. Generally, however, shares owned directly by a stockholder, plus those controlled by the stockholder (e.g., owned by members of the stockholder’s immediate families), are considered beneficially owned. Ownership excludes shares that may be acquired through stock option exercises. Unless otherwise indicated, the address of each beneficial owner is c/o McAfee, Inc., 3965 Freedom Circle, Santa Clara, CA 95054. To our knowledge, each person has sole voting and investment power over the shares owned unless otherwise noted.

(2)	Consists of options that are currently exercisable or will become exercisable within 60 days of the record date and stock awards that are scheduled to vest within 60 days of the record date.

(3)	Based upon [ ] shares outstanding as of the record date.

(4)	Shares are beneficially owned by Mr. DeWalt on an indirect basis via the DeWalt Family Trust.

(5)	According to the amended Schedule 13G filed on February 17, 2009 by Wellington Management Company, LLP (“Wellington Management”). Wellington Management is the beneficial holder of 16,112,064 shares of our common stock and it does not have sole dispositive power or sole voting power over any shares.

(6)	According to the Schedule 13G filed on February 10, 2009, as amended on March 10, 2009, by T. Rowe Price Associates, Inc. (“Price Associates”). These securities are owned by various individual institutional investors, which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that is, in fact, the beneficial owner of such securities.

(7)	According to the amended Schedule 13G filed on February 17, 2009 by FMR LLC (“FMR”). FMR is the beneficial holder of and has sole dispositive power over 12,363,287 shares of our common stock and it has sole voting power over 1,080,096 shares.

(8)	According to the Schedule 13G jointly filed on February 12, 2009 by Ameriprise Financial, Inc. and RiverSource Investments, LLC. The parties are the beneficial holder of and have shared dispositive power over 10,389,489 shares of our common stock and have shared voting power over 121,915 shares.

Equity Compensation Plans

The number of securities to be issued upon exercise of all outstanding options and rights (including unvested stock units), the weighted average per share exercise price of such options, and the number of shares remaining available for issuance under all of our equity compensation plans as of March 8, 2009 are reflected in the following table.

Number of
	Number of		Securities
	Securities to be		Remaining Available
	Issued upon		for Future Issuance
	Exercise of	Weighted-Average	(Excluding
	Outstanding Options	Exercise Price of	Securities Reflected
Plan category	and Rights	Outstanding Options(1)	in First Column)

Plans approved by stockholders	15,369,744	$29.17	2,234,552
Plans not approved by stockholders	609,889	17.74	388,064

(1)	The weighted average exercise price is calculated based solely on the outstanding options.

In connection with our board of directors’ approval of the amendments to our Incentive Plan, our board of directors irrevocably agreed to make no further grants of equity awards out of any existing stock compensation plans other than the Incentive Plan (and automatic grants under our 1993 Stock Option Plan for Outside Directors).

The following describes our equity compensation plans that have not been approved by stockholders, all of which are plans that were assumed in acquisitions.

Secure Computing Corporation 2002 Stock Incentive Plan

On November 18, 2008, we completed the acquisition of Secure Computing Corporation, a Delaware corporation (“Secure”). In connection with the acquisition, we assumed Secure’s 2002 Stock Incentive Plan, as amended (the “Secure 2002 Plan”) and the awards of restricted shares and stock units thereunder. The Secure 2002 Plan provides for the grant of stock options, stock awards, stock units and stock appreciation rights to eligible employees, directors and consultants of Secure or an affiliate. In the event we merge with another entity or involved in a similar change in control transaction, then unvested awards under the Secure 2002 Plan accelerate upon such transaction or be exchange for cash payment, unless they are assumed in the transaction. There are 501,163 shares of our common stock reserved for issuance under the Secure 2002 Plan, of which 7,113 shares are available for issuance as new grants as of March 8, 2009. In accordance with the proposed amendments to our Incentive Plan, if an award under the Secure 2002 Plan lapses or terminates without being exercised in full, such lapsed shares will return to the share reserve of our Incentive Plan.

Secure Computing Corporation (formerly CipherTrust, Inc.) 2000 Stock Option Plan

As noted above, we completed the acquisition of Secure on November 18, 2008. In connection with the acquisition, we assumed Secure’s 2000 Stock Option Plan (the “Secure 2000 Plan”) and the awards of restricted shares and stock units thereunder. In the event we merge with another entity or involved in a similar change in control transaction where we are not the surviving entity, awards under the Secure 2000 Plan will accelerate or get cashed out, unless assumed by the successor. There are 53,711 shares of our common stock reserved for issuance under the Secure 2000 Plan, of which no shares are available for issuance as new grants as of March 8, 2009. In accordance with the proposed amendments to our Incentive Plan, if an award under the Secure 2000 Plan lapses or terminates without being exercised in full, such lapsed shares will return to the share reserve of our Incentive Plan.

CyberGuard Corporation Third Amended and Restated Employee Stock Option Plan

As noted above, we completed the acquisition of Secure on November 18, 2008. In connection with the acquisition, we assumed the CyberGuard Corporation Third Amended and Restated Employee Stock Option Plan (the “CyberGuard Plan”) and the awards of restricted stock and stock units thereunder. In the event we are involved in a change in control transaction, all awards under the CyberGuard Plan fully accelerate. There are 41,244 shares of our common stock reserved for issuance under the CyberGuard Plan, of which 76 shares are available for issuance as new grants as of March 8, 2009. In accordance with the proposed amendments to our Incentive Plan, if an award under the CyberGuard Plan lapses or terminates without being exercised in full, such lapsed shares will return to the share reserve of our Incentive Plan.

Foundstone, Inc. 2000 Stock Plan

On October 1, 2004, we completed the acquisition of Foundstone, Inc. In connection with the acquisition, we assumed the Foundstone, Inc. 2000 Stock Plan (the “Foundstone Plan”). The Foundstone Plan provides for the grant of incentive stock options, nonqualified nonstatutory stock options and stock purchase rights to employees, directors and consultants at exercise prices determined by the committee administering the plan. In the event that we are involved in a change in control transaction, the Foundstone Plan provides that the successor corporation (or a parent or subsidiary) may assume outstanding options and awards under the Plan or substitute a substantially similar option or award. If the successor corporation does not assume or substitute the outstanding options and awards, they will fully vest and become exercisable and all forfeiture restrictions will lapse. There are 747,144 shares of common stock reserved under the Foundstone Plan, of which 380,875 are available for issuance as of March 8, 2009. In accordance with the proposed amendments to our Incentive Plan, if an award under the Foundstone Plan lapses or terminates without being exercised in full, such lapsed shares will return to the share reserve of our Incentive Plan.

SafeBoot Option Plan 2006

On November 19, 2007, we completed the acquisition of SafeBoot Holding B.V., a Netherlands-based data and device encryption company. In connection with the acquisition, we assumed the SafeBoot Option Plan 2006 (the “SafeBoot Plan”). Stichting Administratiekantoor SafeBoot, a Netherlands foundation (the “Stichting”), performs certain plan administrator functions. The SafeBoot Plan does not provide for the grant of any additional equity awards; rather, it governs the awards outstanding as of immediately prior to the acquisition. In the event that we merge with or into another corporation, or sell substantially all of our assets, the Stichting may elect to fully accelerate the vesting of each outstanding option, or negotiate the assumption or substitution of the options by the successor corporation. There are 500,000 shares of common stock currently reserved under the SafeBoot Plan. As of March 8, 2009, there are 360,675 shares underlying all outstanding stock options issued under the SafeBoot Plan. There are no shares available for future grants under this plan. In accordance with the proposed amendments to our Incentive Plan, if an award under the SafeBoot Plan lapses or terminates without being exercised in full, such lapsed shares will return to the share reserve of our Incentive Plan.

Related Party Transactions

We have entered into indemnity agreements with certain employees, officers and directors that provide, among other things, that we will indemnify such employee, officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as an employee, officer, director or other agent with us, and otherwise to the fullest extent permitted under Delaware law and our bylaws. The maximum amount of potential future indemnification is unknown; however, we have directors’ and officers’ liability insurance policies that enable us to recover a portion of future indemnification claims paid, subject to retentions, conditions and limitations of the policies. As a result of this insurance coverage, we believe that the fair value of these indemnification claims is not material.

The board of directors has determined that each of its members, other than Mr. DeWalt, is “independent” as defined under the New York Stock Exchange corporate governance standards, and has no material relationship with us. Mr. Robel serves as chairman of our board of directors and has been designated as our “lead” independent director for presiding over executive sessions of our board of directors without management. Each of the members of the audit committee of our board of directors (Messrs. Darcy, Pangia and Robel) has been designated by our board as an audit committee “financial expert” (as defined under the SEC rules implementing Section 404 of The Sarbanes-Oxley Act).

AUDIT COMMITTEE REPORT

The audit committee of our board of directors consists of three independent directors, Messrs. Darcy, Pangia and Robel. None of the members of the audit committee have served as our employees or officers. The audit committee is responsible for acting on behalf of our board of directors in the oversight of all aspects of our financial reporting, internal control and audit functions. The audit committee has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accountants. Our management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited consolidated financial statements contained in the annual report on Form 10-K for the year ended December 31, 2008 with management. The audit committee discussed with management our major financial risk exposures and the steps management has taken to monitor and control such exposure, including our risk assessment and risk management policies. The audit committee also met with our internal auditors, with and without management present, to discuss the results of various internal audit projects, some of which included an examination and evaluation of certain elements of our internal control structure.

The audit committee discussed with Deloitte & Touche LLP (“Deloitte”), our independent registered public accountants, the overall scope and plans for their audit. The audit committee also met with Deloitte, with and without management present, to discuss the results of their examination, management’s response to any significant findings, their observations of our internal controls over financial reporting, the overall quality of our financial reporting, the selection, application and disclosure of critical accounting policies, new accounting developments and accounting-related disclosure, the key accounting judgments and assumptions made in preparing the financial statements and whether the financial statements would have materially changed had different judgments and assumptions been made, and other pertinent items related to our accounting, internal controls and financial reporting.

In connection with the audited consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2008, the audit committee also:

•	reviewed the audited consolidated financial statements with our management and Deloitte;

•	discussed with Deloitte the materials required to be discussed by the Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance.”

•	reviewed the written disclosures and the letter from Deloitte required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.”

•	discussed with representatives of Deloitte the accounting firm’s independence from us and management; and

•	considered whether the provision by Deloitte of non-audit services is compatible with maintaining Deloitte’s independence.

During 2008, management completed the documentation, testing and evaluation of our system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and Deloitte at each regularly-scheduled audit committee meeting. At the conclusion of the process, the audit committee reviewed a report by management on the effectiveness of our internal control over financial reporting. The audit committee also reviewed Deloitte’s Report of Independent Registered Public Accounting Firm included in our annual report on Form 10-K related to its audit of our internal control over financial reporting.

In reliance on these reviews and discussions, the audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Thomas E. Darcy, Chairman
Robert W. Pangia
Charles J. Robel

COMPARISON OF STOCKHOLDER RETURN

The following Performance Graph and related information shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference into such filing.

The following graph shows a five-year comparison of cumulative total returns for our common stock and the CRSP Total Return Index for (i) the NYSE stock market, (ii) the S&P Information Technology stocks, and (iii) the S&P 500 stocks, each of which assumes an initial value of $100 and reinvestment of dividends. The information presented in the graph and table is as of December 31 of each year. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

COMPARISON 5-YEAR CUMULATIVE TOTAL RETURN
AMONG MCAFEE, INC., NYSE MARKET INDEX,
S&P 500 INDEX AND S&P INFORMATION TECHNOLOGY

ASSUMES $100 INVESTED ON JAN. 01, 2004
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2008

	Dec-03	Dec-04	Dec-05	Dec-06	Dec-07	Dec-08
McAfee, Inc.	100.00	192.35	180.39	188.70	249.34	229.85
NYSE Market Index	100.00	112.92	122.25	143.23	150.88	94.76
S&P Information Technology	100.00	102.56	103.57	112.29	130.61	74.26
S&P 500 Index	100.00	110.88	116.33	134.70	142.10	89.53

Performance for 2008 reflects a December 31, 2008 closing market price on the New York Stock Exchange of $34.57.

OTHER INFORMATION

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

A copy of our annual report on Form 10-K for the year ended December 31, 2008 may be obtained without charge by calling or writing our corporate secretary at our corporate headquarters.

By order of our board of directors,

Mark D. Cochran
Executive Vice President,
General Counsel and Corporate Secretary

Santa Clara, California
March [  ], 2008

APPENDIX A

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MCAFEE, INC.

The undersigned, Mark D. Cochran, hereby certifies that:

A. He is the duly elected and acting Secretary of McAfee, Inc., a Delaware corporation (the “Corporation”).

B. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State on August 14, 1992 and last amended June 30, 2004 by the filing with the Secretary of State of a Certificate of Ownership and Merger.

C. The Corporation’s Certificate of Incorporation is amended and restated to read in full as follows:

FIRST:  The name of Corporation is McAfee, Inc.

SECOND:  The address of the registered office of the Corporation in the State of Delaware is 15 E. North Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:  The Corporation is authorized to issue a total of three hundred and five million (305,000,000) shares of stock in two classes designated respectively “Preferred Stock” and “Common Stock.” The total number of shares of Preferred Stock the Corporation shall have authority to issue is five million (5,000,000), par value one cent ($.01) per share, and the total number of shares of Common Stock of the Corporation shall have authority to issue is three hundred million (300,000,000), par value one cent ($.01) per share.

The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the state of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting stock of the corporation, without the approval of the holders of the Preferred Stock, or of any series thereof, unless the approval of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

FIFTH:  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time of any such resolution is presented to the Board for adoption) or by the holders of shares entitled to cast not less than 10% of the votes at the meeting.

SIXTH:  A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing provisions of this ARTICLE SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

SEVENTH:  Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of directors shall initially be nine (9) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1993 annual meeting of stockholders, the term of office of the second class to expire at the 1994 annual meeting of stockholders and the term of office of the third class to expire at the 1995 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

Notwithstanding the foregoing, however, subject to the rights of the holders of any series of Preferred Stock then outstanding, (i) at the 2010 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a two-year term expiring at the 2012 annual meeting of stockholders, (ii) at the 2011 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2012 annual meeting of stockholders, and (iii) at the 2012 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.

All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, removal from office, disqualification or other cause (other than removal from office by a vote of stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or the stockholders at a special meeting of the stockholders properly called for that purpose, by the vote of the holders of a majority of the shares entitled to vote at such special meeting. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

EIGHTH:  The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

NINTH:  In addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeat the provisions of ARTICLE FIRST, ARTICLE SECOND, ARTICLE THIRD and ARTICLE FOURTH of this Certificate of Incorporation. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any provision of this Certificate of Incorporation not specified in the preceding sentence.

D. The foregoing Third Amended and Restated Certificate of Incorporation has been approved by the Board of Directors of the Corporation.

E. The foregoing Third Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and Section 245 of the Delaware General Corporation Law and the Corporation’s Restated Certificate of Incorporation by obtaining at least sixty-six and two-third percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote, voting together as a single class.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Mark D. Cochran, its Secretary, on April 27, 2009.

Mark D. Cochran
Secretary, Executive Vice President and
General Counsel

APPENDIX B

SUMMARY OF THE 1997 STOCK INCENTIVE PLAN, AS AMENDED

The key provisions of the 1997 Stock Incentive Plan, as amended (the “Incentive Plan”) are summarized below. This summary, however, is not intended to be a complete description of all terms of the Incentive Plan. A copy of the plan text will be furnished to any stockholder upon request. Such a request should be sent to our corporate secretary at our corporate headquarters.

Form of Awards.  Awards under the Incentive Plan may take the form of options to acquire common stock of the company, stock appreciation rights (“SARs”), restricted shares or stock units, or any combination of these.

Number of Reserved Shares.  An aggregate of 51,475,000 shares, subject to stockholder approval, can be awarded under the Incentive Plan plus such additional shares subject to awards under the Incentive Plan or under the company’s predecessor plan, the 1995 Stock Incentive Plan, which lapse or terminate before being exercised in full. Additionally, shares subject to awards under the Secure Computing Corporation 2002 Stock Incentive Plan, the Secure Computing Corporation (formerly CipherTrust, Inc.) 2000 Stock Option Plan, the CyberGuard Corporation Third Amended and Restated Employee Stock Option Plan, the SafeBoot Option Plan 2006 and the Foundstone, Inc. 2000 Stock Plan (collectively, the “Acquisition Plans”) which lapse or terminate before being exercised in full will return to the Incentive Plan’s share reserve. Shares subject to future awards of stock units and restricted shares count against the share reserve as 1.62 shares per each share. If stock units are settled, all shares underlying the stock units will reduce the number available under the Incentive Plan. If SARs are exercised, all shares underlying the SARs will reduce the number available under the Incentive Plan. The foregoing notwithstanding, the aggregate number of shares that may be issued under the Incentive Plan upon the exercise of ISOs will not be increased when restricted shares are forfeited. In addition, to the extent that (i) shares are surrendered to the company in payment of the exercise price of an option, (ii) shares are purchased by the company in the open market with the proceeds from the sale of shares pursuant to the exercise of options, or (iii) restricted shares are repurchased by the company at their original purchase price, in each case, the shares will not be available for issuance under the Incentive Plan.

Administration and Eligibility.  The compensation committee administers the Incentive Plan. Employees and consultants of the company and any parent or subsidiary and non-employee directors of the company are eligible to participate in the Incentive Plan, although incentive stock options may be granted only to employees. The compensation committee selects which eligible persons receive awards under the Incentive Plan and the terms and conditions of the awards granted, subject to the provisions of the Incentive Plan. The compensation committee may adopt rules that it deems appropriate for implementing the Incentive Plan, such as rules relating to sub-plans established for the purpose of qualifying awards for preferred tax treatment under foreign laws. The compensation committee interprets the Incentive Plan and makes all other decisions relating to the operation of the Incentive Plan. The compensation committee’s determinations are final and binding on all persons. As of December 31, 2008, approximately 5,600 employees would have been eligible to participate in the Incentive Plan

Options.  Options may include nonstatutory stock options (“NSOs”) as well as incentive stock options (“ISOs”), which are intended to qualify for special federal income tax treatment. The term of any option cannot exceed 10 years. In a given fiscal year, no optionee shall receive options covering more than 1,000,000 shares, except that options granted to a new employee in his or her initial fiscal year of service shall not cover more than 1,500,000 shares. The share limits of the preceding sentence are subject to adjustment upon certain changes in the company’s capitalization. The exercise price of any option must be equal to or greater than the fair market value of the common stock on the date of grant. As of March 8, 2009, the closing price of the company’s common stock on the New York Stock Exchange was $28.49 per share.

The exercise price of an option and any tax withholding may be paid in any legal form permitted by the compensation committee. Such form of consideration may include:

•	cash or cash equivalents;

•	a full-recourse promissory note (except as would be prohibited by the Sarbanes-Oxley Act of 2002);

•	the surrender of shares of common stock;

•	an irrevocable direction to a securities broker to sell the shares being purchased and to deliver all or part of sale proceeds to the company; or

•	such other forms of payment consistent with applicable laws.

The company is not required to issue shares until an optionee satisfies any tax withholding obligations. The compensation committee may also permit optionees to satisfy their withholding tax obligation upon exercise of an NSO by having shares withheld that would otherwise be issued. Such shares shall be valued at their fair market value on the date when taxes otherwise would be withheld in cash.

At any point in time, the compensation committee may offer to buy out an outstanding option or SAR for cash or give an optionee the right to give up their option for cash; provided, however, that buyouts of underwater options or SARs require the prior consent of stockholders.

SARs.  A SAR permits the optionee to elect to receive any appreciation in the value of the underlying stock from the company. This appreciation may be in shares of common stock, cash or a combination of the two, with the compensation committee having the discretion to determine the form in which such payment is made. The term of any SAR cannot exceed 10 years. In a given fiscal year, no optionee shall receive SARs covering more than 1,000,000 shares, except that SARs granted to a new employee in his or her initial fiscal year of service shall not cover more than 1,500,000 shares. The share limits of the preceding sentence are subject to adjustment upon certain changes in the company’s capitalization. The amount payable on exercise of an SAR is measured by the difference between the market value of the underlying stock at exercise and the exercise price. All SARs will be granted with an exercise price equal to or greater than 100% of the fair market value of the common stock on the date of grant. SARs may, but need not, be granted in conjunction with options. Upon exercise of an SAR granted in tandem with an option, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an option to which an SAR is attached, the SAR may no longer be exercised to the extent that the corresponding option has been exercised. Subject to the limits of the Incentive Plan, the compensation committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs in return for the grant of new SARs. No such modification shall impair the rights or obligations of any optionee without his or her consent.

Restricted Shares.  Restricted shares are shares of common stock that are subject to forfeiture in the event that the applicable vesting conditions, if any, are not satisfied. Vesting requirements may include the satisfaction of certain performance-based criteria. The compensation committee will determine the performance criteria and the performance targets no later than the 90th day of a performance period. In no event will a participant receive in a single calendar year more than 300,000 restricted shares, subject to adjustment for changes in the company’s capitalization, which are subject to performance-based vesting. Restricted shares have the same voting and dividend rights as other shares of common stock. The recipient of restricted shares may pay all projected withholding taxes relating to the award with shares of common stock rather than cash.

Stock Unit.  A stock unit is an unfunded bookkeeping entry representing the equivalent of one share of common stock. A holder of stock units has no voting rights or other privileges as a stockholder but may, at the discretion of the compensation committee, be entitled to receive dividend equivalents equal to the amount of dividends paid on the same number of shares of common stock. Dividend equivalents may be converted into additional stock units or settled in the form of cash, common stock or a combination of both. Stock units, when vested, may be settled by distributing shares of common stock or by a cash payment corresponding to the fair market value of an equivalent number of shares of common stock, or a combination of both. Vesting requirements for stock units may include the satisfaction of certain performance-based criteria. The compensation committee will determine the performance criteria and the performance targets no later than the 90th day of a performance period. In no event will a participant receive in a single calendar year more than 300,000 stock units, subject to adjustment for changes in the company’s capitalization, which are subject to performance-based vesting. Vested stock units are settled at the time determined by the compensation committee. If the time of settlement is deferred, interest or additional dividend equivalents may be credited on the deferred payment. The recipient of stock units may pay all withholding taxes relating to the settlement of the award with common stock rather than cash.

No Repricing.  Options and SARs granted under the Incentive Plan may not have their exercise prices lowered unless stockholder approval is obtained in advance. This includes (i) a downward repricing of an option or SAR, (ii) an option or SAR exchange program whereby a participant agrees to cancel an existing option or SAR in exchange for a new option, SAR or other award and (iii) the buyout of an underwater option or SAR.

Vesting Conditions.  The compensation committee determines the vesting and other conditions. The vesting conditions may be based on:

•	the length of the recipient’s service;

•	his or her individual performance;

•	the company’s performance; and

•	other appropriate criteria.

Where company performance is used as a vesting or issuance condition, performance goals are based on business criteria specified by the compensation committee. These criteria include cash flow, earnings per share, gross margin, net income, operating income, operating margin, pre-tax profit, return on assets, return on capital, return on stockholder equity, growth with respect to any of the foregoing measures, expense reduction, growth in bookings, growth in revenues and stock price increase.

Vesting may be accelerated in the event of the recipient’s death, disability or retirement or in the event of a transfer of control with respect to the company. Transfer of control is generally defined in the Incentive Plan as:

•	the direct or indirect sale or exchange by the stockholders of the company of all or substantially all of the voting stock of the company;

•	a merger in which the company is a party; or

•	the sale, exchange or transfer of all or substantially all of the assets of the company.

A transfer of control also will occur in the event of a liquidation or dissolution of the company.

Deferral of Awards.  The compensation committee may permit or require the recipient of an award to:

•	have cash that otherwise would be paid to him or her, as a result of the exercise of an SAR or the settlement of stock units, credited to a deferred compensation account established for him or her as an entry on the company’s books;

•	to have shares of common stock that otherwise would be delivered to him or her as a result of the exercise of an option or SAR converted into an equal number of stock units; or

•	to have shares that otherwise would be delivered to him or her as a result of the exercise of an option or SAR or the settlement of stock units converted into an amount credited to a deferred compensation account established for him or her on the company’s books.

The amount to be credited is measured by reference to the fair market value of common stock as of the date when shares otherwise would have been delivered to the award recipient. A deferred compensation account established under this provision may be credited with interest or other forms of investment return, as determined by the compensation committee.

Amendment or Termination.  The Board or the compensation committee may, at any time and for any reason, amend, suspend or terminate the Incentive Plan. Certain amendments will be subject to stockholder approval to the extent required by applicable laws. The termination of the Incentive Plan, or any amendment to the Incentive Plan, shall not affect any award previously granted under the Incentive Plan.

Adjustments.  In the event of certain changes in the company’s capitalization, including a subdivision of the outstanding shares, a dividend payable in shares, a recapitalization, spin-off or other similar occurrences, the compensation committee shall make the following adjustments as it, in its sole discretion, deems appropriate to the following:

•	the number of shares available for grant under the Incentive Plan;

•	the limitation of shares that can be granted pursuant to a type of award in a given fiscal year;

•	the number of shares covered by each outstanding option and SAR;

•	the exercise price under each outstanding option and SAR; or

•	the number of stock units included in any prior award which has not yet been settled.

New Plan Benefits.  Awards under the Incentive Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Incentive Plan.

The following table summarizes the equity grants that were made to each of our current named executive officers listed in the Summary Compensation Table, as well as the groups indicated below, under the Incentive Plan during 2008.

Number of
Name	Shared Granted

David G. DeWalt	435,000
Albert A. “Rocky” Pimentel	250,000
Christopher S. Bolin	91,000
Mark D. Cochran	50,000
Michael P. DeCesare	110,000
Keith S. Krzeminski	29,500
Named Executive Officers as a Group	965,500
Non-Employee Directors as a Group	—
Non-Executive Officer Employees as a Group	6,587,694

Federal Tax Consequences

The federal income tax consequences of awards under the Incentive Plan are summarized as follows:

Options.  For ISOs, no taxable income is reportable when an ISO is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

For NSOs, no taxable income is reportable when an NSO with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the company is subject to tax withholding by the company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Shares.  For restricted shares, unless the purchaser elects to be taxed at the time of issuance, these shares generally will be taxed in the same way as NSOs. However, due to the company’s right to repurchase the shares when the purchaser stops providing services to the company, the holder does not recognize ordinary income at the time of the sale, but at the time at which the company’s right to repurchase the shares stops. Ordinary income is measured as the difference between the purchase price and the fair market value of the shares on the date that the company’s right to repurchase the shares stops.

Stock Appreciation Rights.  For SARs, no income is recognized at the time of the grant. When the right is exercised, the recipient will recognize taxable income equal to the amount of the cash received and the fair market value of any common stock received. For a recipient who is also an employee, the income recognized will be subject to withholding and the company will be able to take a deduction equal to the same amount of that income. For common stock received upon exercise of an SAR, the subsequent sale will be treated in the same way as the gain or loss on an NSO.

Stock Units.  The grant of a stock unit award results in no federal income tax consequences for the participant or the company. A participant is subject to employment tax obligations when a stock units vests. The payment of a stock unit award results in taxable income to the participant when the stock unit is settled equal to the amount of the payment received. The value is based on the fair market value of the common stock on the date of the payment. The company will be able to take a deduction equal to the same amount.

Tax Effect for the Company.  The company generally will be entitled to a tax deduction in connection with an award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of an NSO). Special rules limit the deductibility of compensation paid to the company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Incentive Plan, setting limits on the number of Awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The Incentive Plan has been designed to permit the compensation committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the company to continue to receive a federal income tax deduction in connection with such awards.

Section 409A.  Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award will recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The company will also have withholding and reporting requirements with respect to such amounts.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

APPENDIX C

SUMMARY OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

The key provisions of our 2002 Employee Stock Purchase Plan (the “ESPP”) are summarized below. This summary, however, is not intended to be a complete description of all terms of the ESPP. A copy of the plan text will be furnished to any stockholder upon request. Such request should be directed to our corporate secretary at at our corporate headquarters.

General.  The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Each participant in the ESPP is granted a “purchase right” at the beginning of each offering period under the plan, which gives the participant the right to purchase shares of our common stock through accumulated payroll deductions.

Shares Subject to Plan.  A maximum of 8,000,000 (which includes a 3,000,000 share increase subject to approval by the stockholders) of our authorized but unissued or reacquired shares of common stock may be issued under the ESPP, subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the company, or in the event of any merger, sale of assets or other reorganization of the company. If a purchase right expires or terminates, the shares subject to the unexercised portion of the purchase right will again be available for issuance under the ESPP.

Administration.  The ESPP is administered by the board of directors or a duly appointed committee of the board. Subject to the provisions of the ESPP, the board determines the terms and conditions of purchase rights; provided, however, that all participants granted purchase rights in an offering which are intended to comply with Code Section 423 will have the same rights and privileges within the meaning of Code Section 423. The board will interpret the ESPP and purchase rights granted thereunder, and all determinations of the board will be final and binding on all persons having an interest in the ESPP or any purchase right. The ESPP provides, subject to certain limitations, for indemnification by the company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the plan.

Eligibility.  Any employee of ours or of any present or future parent or subsidiary corporation designated by the board for inclusion in the ESPP is eligible to participate, so long as the employee customarily works at least 20 hours per week and has been employed for at least 30 days. However, no employee who owns or holds options to purchase, or who, as a result of participation in the ESPP, would own or hold options to purchase, 5% or more of the total combined voting power or value of all classes of our stock or of any parent or subsidiary corporation is eligible to participate in the ESPP. As of December 31, 2008, approximately 5,600 employees, including all of our executive officers, were eligible to participate in the ESPP.

Offerings.  Offering periods will generally be no more than six months in duration, commencing on or about August 1 and February 1 of each year and ending on or about the last day of the next January and July thereafter, respectively. The board may establish a different duration for one or more offering periods and different starting or ending dates for any offering period, provided that no offering period may have a duration exceeding 27 months.

Participation and Purchase of Shares.  Participation in an offering is limited to eligible employees who deliver a properly completed subscription form prior to the close of business on the last business prior to the first day of an offering period or such earlier date as we may establish. Payroll deductions may not exceed 10% (or such other rate as the board determines) of an employee’s compensation on any payday during the offering period. An employee who becomes a participant in the ESPP will automatically participate in each subsequent offering period beginning immediately after the last day of the offering period in which he or she is a participant until the employee withdraws from the ESPP, becomes ineligible to participate, or terminates employment.

Subject to any limitations or notice requirements which we impose, a participant may increase or decrease his or her rate of payroll deductions or withdraw from the ESPP at any time during an offering by delivering an amended subscription form authorizing such change. Upon withdrawal, we will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares. A participant who withdraws from an offering may not again participate in the same offering. With respect to a 24 month offering periods, if the fair market value of a share of common stock on the last day of a purchase period, other than the final purchase period of an offering, is less than the fair market value of a share of common stock on the offering date of that offering, then, unless a participant elects otherwise, each participant will be withdrawn automatically from the current offering after purchasing shares and enrolled in the new offering commencing immediately following thereafter.

Subject to certain limitations, each participant in an offering is granted a purchase right equal to the lesser of (x) a number of whole shares determined by dividing $50,000 by the fair market value of a share of common stock on the offering date or (y) 10,000 shares. In addition, no participant may purchase shares under this ESPP or any other employee stock purchase plan of ours (or of our subsidiaries) to the extent that the right to purchase shares accrues at a rate exceeding $25,000 (based on the fair market value of the shares on the offering date) for each calendar year in which the purchase right is outstanding. Purchase rights are nontransferable and may only be exercised by the participant.

On the last day of the offering period, each participant purchases a number of shares determined by dividing the amount of his or her payroll deductions accumulated during the offering period by the purchase price, limited in any case by the number of shares subject to the participant’s purchase right for that offering.

The price at which shares are sold under the ESPP is equal to 85% of the lesser of the fair market value per share of our common stock on (i) the first day of the offering period (the “offering date”) or (ii) the last day of any offering period. The fair market value of our common stock on any relevant date generally will be the closing price per share as reported on the New York Stock Exchange. Any payroll deductions under the ESPP not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase an additional whole share, in which case the remaining amount may be applied to the next offering period.

Change in Control.  In the event of a “change in control,” as defined in the ESPP, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof may assume our rights and obligations under the ESPP. However, if the acquiror elects not to assume such rights and obligations, the purchase date of the then current offering period will be accelerated to a date before the change in control specified by the board. Any purchase rights that are not assumed or exercised prior to the change in control will terminate.

Termination or Amendment.  The ESPP will continue until terminated by the board or until all of the shares reserved for issuance under the ESPP have been issued. The board may at any time amend or terminate the ESPP, except that the approval of our stockholders is required within 12 months of the adoption of any amendment increasing the number of shares authorized for issuance under the ESPP, or changing the definition of the corporations which may be designated by the board as corporations whose employees may participate in the ESPP. Additionally, no amendment or termination (x) will affect rights previously granted under the ESPP unless expressly provided by the board and (y) may adversely affect a right previously granted under the ESPP without the consent of the participant, except to the extent permitted by the ESPP or as may be necessary to qualify the ESPP under Section 423 of the Code or to comply with any applicable law.

New Plan Benefits.  Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees. Non-employee directors are not eligible to participate in the ESPP.

The following table summarizes the number of shares that were purchased by each of the executive officers listed in the Summary Compensation Table, as well as the groups indicated below, under the ESPP during the fiscal year ended December 31, 2008:

	Number of Shares	Average Per Share	Fair Market Value
Name of Individual or Group	Purchased	Purchase Price	at Date of Purchase

David G. DeWalt	701	$25.78050	$30.33
Albert “Rocky” Pimentel	—	25.78050	30.33
Christopher S. Bolin	701	25.78050	30.33
Michael P. DeCesare	701	25.78050	30.33
Mark D. Cochran	678	25.78050	30.33
Keith S. Krzeminski	692	25.78050	30.33
All executive officers, as a group	3,473	25.78050	30.33
All directors who are not executive officers, as a group	—	—	—
All employees who are not executive officers, as a group	370,178	25.78050	30.33

Summary of United Stated Federal Income Tax Consequences

The following brief summary of the effect of federal income taxation upon the participant and the company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND US UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

APPENDIX D

SUMMARY OF THE AMENDED AND RESTATED 1993 STOCK OPTION PLAN
FOR OUTSIDE DIRECTORS

We are asking our stockholders to approve the most recent amendment and restatement of our Amended and Restated 1993 Stock Option Plan for Outside Directors (the “Director Plan”) so that we can use the Director Plan to provide our non-employee directors (“Outside Directors”) of McAfee, Inc. (the “Company”) added incentive to continue their service on our Board of Directors (“Board”) and a more direct interest in the future success and operations of the Company. Prior to being amended and restated, the Director Plan was referred to as the Amended and Restated 1993 Stock Option Plan for Outside Directors (the “Existing Plan”). Our Board has adopted the Director Plan, subject to approval from our stockholders at the 2009 Annual Meeting. If the stockholders approve the Director Plan, such action will amend and restate the Existing Plan. Otherwise, the current version of the Existing Plan will remain in effect. All of our Outside Directors, to the extent that they may receive additional awards under the Director Plan in the future, have an interest in the proposal.

We are proposing to amend and restate the Existing Plan to provide our Outside Directors with a compensation program commensurate with their time and value delivered in representing stockholders. Currently, an Outside Director receives an automatic initial stock option grant of 30,000 shares upon becoming an Outside Director and a subsequent annual grant of 15,000 shares upon each anniversary of the date he or she became an Outside Director. The following represents a brief summary of the material changes of the Director Plan from the Existing Plan:

•	We are adding stock units as an award under the Director Plan.

•	We are replacing the current initial grant from 30,000 option shares to: (x) a stock option grant have an aggregate total Black-Scholes value of $200,000 on the grant date and (y) stock units covering shares equal to a fair market value of $200,000 on the grant date.

•	We are replacing the current annual grant from 15,000 option shares to: (x) a stock option grant have an aggregate total Black-Scholes value of $100,000 on the grant date and (y) stock units covering shares equal to a fair market value of $100,000 on the grant date.

•	We are changing the timing of annual grants under the Director Plan so that they will be made at the Company’s annual meeting of stockholders (“Annual Meeting”).

•	We are setting a 10 year term for the Director Plan.

•	We are making other changes consistent with best drafting practices and consistent with other provisions in our 1997 Stock Incentive Plan, as amended.

We believe strongly that the approval of the Director Plan is essential to our continued success. Equity-based incentives are vital to our ability to attract and retain outstanding and highly skilled individuals to serve on the Board. With increasing workloads, greater exposure and more stringent independence standards, recruiting and retaining Board members has become challenging. Concerns over executive compensation are drawing greater attention to corporate governance, Board independence and Board compensation; the SEC’s new disclosure rules will bring greater visibility and scrutiny to Board and executive compensation. The Board believes that the Director Plan is necessary so that the Company can continue to provide meaningful, long-term equity based incentives to present and future Outside Directors.

Summary of the Director Plan

The following paragraphs provide a summary of the principal features of the Director Plan and its operation. The following summary is qualified in its entirety by reference to the Director Plan as attached herein as Appendix E.

Purposes of the Director Plan

The purpose of the Director Plan is to provide Outside Directors added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company. Assuming we obtain stockholder approval for the amendment, the Director Plan will permit the grant of stock units in addition to stock options.

Stock Subject to the Director Plan

A total maximum aggregate of 1,932,813 shares of our common stock may be granted as stock units or optioned and sold pursuant to stock options under the Director Plan. As of March 8, 2009, 1,275,421 shares had been granted and 657,392 shares remained available for grant under the Existing Plan.

Shares underlying expired or canceled stock options and stock units and unexercised stock options will again be available for issuance under the Director Plan. However, shares surrendered to the Company in payment of the exercise price of a stock option and shares purchased by the Company in the open market with the proceeds from the sale of shares pursuant to the exercise of stock options will not be available for issuance under the Director Plan.

Eligibility

Awards of stock options and stock units under the Director Plan may be granted only to Outside Directors.

Administration

All grants of options and stock units to Outside Directors will be automatic and nondiscretionary and in strict accordance with the provisions of the Director Plan. The Director Plan is administered by the Board and/or any duly appointed committee of the Board having such powers delegated by the Board. The Board shall have no authority, discretion, or power to select the Outside Directors who will receive options and/or stock units under the Director Plan, to set the exercise price of options, to determine the number of shares to be granted under options and/or stock units or the time at which such options and/or stock units are to be granted, to establish the duration of options and/or stock units, or alter any other terms or conditions specified in the Director Plan, except in the sense of administering the Director Plan subject to the provisions of the Director Plan, including the power to determine the fair market value of a share, and to determine the Black-Scholes value of an option to purchase a share. All questions of interpretation of the Director Plan or of any options and/or stock units granted under the Director Plan will be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Director Plan or awards thereunder.

Initial Option and Stock Unit Grants under the Director Plan

Under the Existing Plan (which will be replaced if stockholders approve this proposal), each Outside Director is automatically granted an option to purchase 30,000 shares on the date such person first becomes an Outside Director. This provision is replaced under the Director Plan to change the amount of the initial option grant and to provide for an initial stock unit grant. In the amendment and restatement, the Director Plan provides for an automatic initial grant of: (x) stock options having an aggregate Black-Scholes value of $200,000 on the grant date; and (y) stock units covering a number of shares having an aggregate fair market value of $200,000 on the grant date.

The term of the initial option and all other options under the Director Plan is 10 years. The initial option vests as to 1/12 of the shares subject to the initial option each quarter over 3 years, subject to the continuous service by the holder as a director of the Company on each vesting date. The exercise price per share of the initial option and all other options under the Director Plan is the fair market value of a share on the date of grant. The initial option and all other option grants are generally exercisable for 3 months after the holder’s termination of service as a director (but not beyond the option’s original term) to the extent vested on the date of termination. If a holder’s service as a director is terminated on account death or disability, then such Outside Director may exercise his or her options under the Director Plan for 1 year after his or her termination date, but not beyond the options’ original term. Additionally, if a holder dies during the 3 month general post termination of service exercise period, such Outside Director may exercise his or her options under the Director Plan for 1 year after his or her death, but not beyond the options’ original term. If a holder is removed for cause, then such Outside Director’s options immediately terminate immediately prior to such removal. The initial option and all other options under the Director Plan are generally not transferable other than by will or the laws of descent and distribution. The initial option and all other options under the Director Plan are exercisable by delivering to the Company a written exercise notice with the exercise price payable in cash or cash equivalents. However, the Board may allow payment of the exercise price by such other forms as specified in the Director Plan, to the extent consistent with applicable laws.

A stock unit is an unfunded bookkeeping entry representing the equivalent of one share of Company common stock. A holder of stock units has no voting rights or other privileges as a stockholder. Stock units, when vested, may be settled by distributing shares of common stock or by a cash payment corresponding to the fair market value of an equivalent number of shares of common stock, or a combination of both. The initial stock unit grant vests as to 1/3 of the shares on the earlier of (x) the anniversary of the date of grant, or (y) the date of the next Annual Meeting at which a general election of directors is held, and as to 1/12 each quarter thereafter, all subject to the continuous service by the holder as a director of the Company on each vesting date. Vested stock units may be settled in a lump sum or in installments.

Annual Option and Stock Unit Grants under the Director Plan

Under the Existing Plan (which will be replaced if stockholders approve this proposal), each Outside Director is automatically granted an option to purchase 15,000 shares on the yearly anniversary of such Outside Director’s appointment to the Board. This provision is replaced under the Director Plan to change the amount of the annual option grant and to provide for the annual grant of stock units. The Director Plan provides for an automatic annual grant of: (x) stock options having an aggregate Black-Scholes value of $100,000 on the grant date; and (y) stock units covering a number of shares having an aggregate fair market value of $100,000 on the grant date.

The terms of conditions of the annual stock option grants generally are the same as the initial option as described above; provided however that the annual stock option grants vest in their entirety upon the earlier of (x) the first anniversary of the date of grant, or (y) the date of the next Annual Meeting at which a general election of directors is held, subject to the holder’s continuous service as a director on the vesting date.

The terms of conditions of the annual stock unit grants generally are the same as the initial stock unit grants as described above; provided however that the annual stock unit grants vest in their entirety upon the earlier of (x) the anniversary of the date of grant, or (y) the date of the next Annual Meeting at which a general election of directors is held, subject to continuous service by the holder as a director on the vesting date.

Timing of Annual Grants Under the Director Plan

Under the Existing Plan, grants of annual awards generally occurred on the yearly anniversary of an Outside Director’s appointment or election to the Board. Under the proposed amendment and restatement, commencing with the 2009 Annual Meeting the grant date of all awards will occur at the Annual Meeting.

Transition Grants at the 2009 Annual Meeting

To accurately reward the service of an Outside Director in the transition to an Annual Meeting cycle for annual grants, the Director Plan provides that each Outside Director will receive prorated annual grants at the 2009 Annual Meeting to reflect that each Outsider Directors has already received an annual grant under the Existing Plan within 12 months of the 2009 Annual Meeting. The proportionate amount of the annual awards will be such fraction determined by the quotient of: (i) the number of days between the anniversary date of each Outside Director’s most recent annual grant under the Existing Plan and April 26, 2010 (the anticipated date of the 2010 Annual Meeting); divided by (ii) 365.

Pro-Rata First Annual Grants for Directors Not Appointed at an Annual Meeting

Also, to accurately reflect that existing Outside Directors may be appointed at a time other than at an Annual Meeting, the Director Plan provides that such Outside Directors would receive a prorated first annual award. If an Outside Director is appointed between Annual Meetings, then at the next immediately following Annual Meeting, such Outside Director will receive a proportionate amount of an annual award equal to the fraction determined by the quotient of: (i) the number of days between the Outside Director’s appointment to the Board and the anticipated date of the next Annual Meeting; divided by (ii) 365.

Adjustments

In the event of certain changes in the Company’s capitalization, including a subdivision of the outstanding shares, a dividend payable in shares, a recapitalization, spin-off or other similar occurrences, the Board will make the following adjustments as it, in its sole discretion, deems appropriate to the following:

•	the number of shares available for grant under the Director Plan;

•	the number of shares covered by each outstanding option;

•	the exercise price under each outstanding option; and

•	the number of stock units included in any prior award which has not yet been settled.

Transfer of Control

In the event of a Transfer of Control (as defined in the Director Plan), which is generally a change in control transaction, any unexercisable or unvested portion of the outstanding options will become immediately exercisable and vested in full, 10 days prior to the date of the Transfer of Control and unvested stock units will vest upon the consummation of the Transfer of Control. The Board may arrange for the assumption or substitution of awards under the Director Plan by the successor entity. Any awards that are not assumed or substituted for by the successor corporation will terminate as of the date of the Transfer of Control.

Amendment and Termination

The Director Plan will remain in effect until the earlier of its termination, as specified below, or the 10 year anniversary of its effective date. After termination, no additional options and/or stock units will be granted under the Director Plan, but the Company will continue to recognize options and/or stock units previously granted.

The Board or the compensation committee generally may from time to time amend, modify, suspend or terminate the Director Plan; provided that no such amendment, modification, suspension or termination will impair any awards previously granted or deprive any holder of shares he or she may have acquired under the Director Plan. Also, the Company will obtain stockholder approval of any amendment or modification as required by any applicable law or stock exchange rule.

Tax Considerations

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of options and stock units granted under the Director Plan. Tax consequences for any particular individual may be different.

Stock Options

No taxable income is reportable when an option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a holder. Upon exercise, the holder will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Stock Units

The grant of a stock unit results in no federal income tax consequences for the holder or the Company. The payment of a stock unit award results in taxable income to the holder when the stock unit is settled equal to the amount of the payment received. If settlement is in shares, then the value is based on the fair market value of the common stock on the date of the payment. The Company will be able to take a deduction equal to the same amount.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the Director Plan in an amount equal to the ordinary income realized by an Outside Director at the time the Outside Director recognizes such income.

Section 409A

Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than 6 months after such officer’s separation from service.

Awards granted under the Director Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award will recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have reporting requirements with respect to such amounts.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON HOLDERS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE DIRECTOR PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A HOLDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

APPENDIX E

AMENDED AND RESTATED 1993 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

ARTICLE I

INTRODUCTION

1.1 Establishment.  On January 19, 1993, McAfee, Inc., a Delaware corporation, the predecessor to McAfee, Inc., a Delaware corporation (together with any successor corporation thereto, the “Company”), established the McAfee, Inc. Stock Option Plan for Outside Directors (the “Initial Plan”) for certain members of its Board (as defined in Section 2.1(d)) who are not employees of the Company or any Affiliated Corporation (as defined in Section 2.1(b)) and who are eligible to participate in the Plan based upon the definition of an Outside Director set forth in Section 2.1(m). The Initial Plan was amended and restated in its entirety in April 1995 by the Board of Directors of the Company and ratified by the Company’s stockholders in June 1995 as the Amended and Restated McAfee, Inc. Stock Option Plan for Outside Directors (the “Plan”).

1.2 Purposes.  The purpose of the Plan is to provide certain directors of the Company who are not also employees of the Company or an Affiliated Corporation (as defined in Section 2.1(b)) added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company.

1.3 Effective Date.  This amendment and restatement of the Plan shall be effective as of its approval at the 2009 Annual Meeting (the “Effective Date”).

Under this amendment and restatement of the Plan, all Annual Grants (as defined herein) will be made on the date of the Company’s Annual Meeting.

ARTICLE II

DEFINITIONS

2.1 Definitions.  For purposes of the Plan:

(a) “Affiliate” and “Associate” shall have the meanings specified in Rule 12b-2 or any successor regulation under the Exchange Act.

(b) “Affiliated Corporation” means any corporation or other entity (including but not limited to a partnership) that is affiliated with the Company through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) of the Code.

(c) “Annual Meeting” means the annual meeting of the Company’s stockholders.

(d) “Board” means the Board of Directors of the Company. If a committee of the Board has been appointed to administer the Plan, “Board” also means such committee.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Disabled” or “Disability” shall have the meaning given to such terms in Section 22(e)(3) of the Code.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(h) “Fair Market Value” means the market price of the Shares, determined by the Board in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Board shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

(i) “Holder” means an Outside Director who has received one or more Options and/or Stock Units under the terms of the Plan.

(j) “Option” means a right granted under the Plan to purchase Stock at a stated price for a specified period of time. The Options granted under the Plan shall be nonstatutory stock options, that is options that do not satisfy the requirements of Section 422 of the Code.

(k) “Option Agreement” means a written agreement between the Company and the Holder of an Option as described in Section 3.2(d) hereof.

(l) “Option Price” means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with Section 3.3(b).

(m) “Outside Director” is an individual who is (i) a member of the Board and (ii) not an employee of the Company or an Affiliated Corporation. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Code. Furthermore, any individual who performs services, whether as an employee, partner, sole proprietor, director, trustee, independent contractor, or consultant, for any entity or group of affiliated entities which own at least ten percent (10%) of the total combined voting power of all classes of stock of the Company shall not be considered to be a “Outside Director” for purposes of the Plan.

(n) “Share” means a share of Stock.

(o) “Stock” means the common stock of the Company.

(p) “Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share. Each Stock Unit represents an unfunded and unsecured obligation of the Company.

(q) “Stock Unit Agreement” means a written agreement between the Company and the Holder of a Stock Unit as described in Section 3.2(d) hereof.

ARTICLE III

AWARDS

3.1 Participation.  Each Outside Director who is elected or re-elected at an Annual Meeting or at any other time (such as an individual who becomes an Outside Director by filling a vacancy on the Board or a newly created directorship) shall receive an Option as of the date of such election. Each Outside Director who is elected or re-elected for a term longer than one year, including Outside Directors elected or re-elected prior to the Effective Date, shall receive Options as of the date of his or her election and other awards annually at the Annual Meeting during his or her term. Options and Stock Units shall be granted in accordance with Section 3.2 on the terms and conditions herein described.

3.2 Grant.

(a) Initial Grants.  As of the Effective Date, each Outside Director of the Company shall automatically receive, on the date of that Outside Director’s initial election to the Board, grants consisting of Options and Stock Units as described in this Section 3.2(a) (the “Initial Grant”).

(i) Initial Option.   Each Outside Director of the Company shall be automatically granted, on the date of that Outside Director’s initial election the Board, an Option for such number of Shares as set forth in this Section 3.2(a)(i) (the “Initial Option”). The Initial Option shall give its Holder the right to purchase a number of Shares equal to: (x) $200,000 divided by (y) the Black-Scholes value of an Option to purchase a single Share on the grant date, as determined by the Board; provided that such number of Shares subject to the Initial Option will be rounded to the nearest whole number of Shares.

(ii) Initial Stock Unit.  Each Outside Director of the Company shall be automatically granted, on the date of that Outside Director’s initial election to the Board, a Stock Unit for such number of Shares as set forth in this Section 3.2(a)(ii) (the “Initial Stock Unit Grant”). The Initial Stock Unit Grant shall cover a number of Shares with an aggregate Fair Market Value equal to $200,000 on the grant date; provided that such number of Shares subject to the Initial Stock Unit Grant will be rounded to the nearest whole number of Shares.

(b) Annual Grants.  Commencing at the 2009 Annual Meeting, each Outside Director of the Company who has already received an Initial Grant shall automatically receive grants consisting of Options and Stock Units as described in this Section 3.2(b) annually on the date of the Annual Meeting (“Annual Grants”).

(i) Annual Option.  Commencing at the 2010 Annual Meeting, each Outside Director shall be automatically and annually granted an Option for such number of Shares as set forth in this Section 3.2(b)(i) (the “Annual Option”), provided that such Outside Director had served as an Outside Director at the prior Annual Meeting and that he or she continues to be an Outside Director at and immediately following the relevant Annual Meeting. The Annual Option shall give its Holder the right to purchase a number of Shares equal to: (x) $100,000 divided by (y) the Black-Scholes value of an Option to purchase a single Share on the grant date, as determined by the Board; provided that such number of Shares subject to the Annual Option will be rounded to the nearest whole number of Shares.

(ii) Annual Stock Unit.  Commencing at the 2010 Annual Meeting, each Outside Director shall be automatically and annually granted a Stock Unit for such number of Shares as set forth in this Section 3.2(b)(ii) (the “Annual Stock Unit Grant”), provided that such Outside Director had served as an Outside Director at the prior Annual Meeting and that he or she continues to be an Outside Director at and immediately following the relevant Annual Meeting. The Annual Stock Unit Grant shall cover a number of Shares with an aggregate Fair Market Value equal to $100,000 on the grant date; provided that such number of Shares subject to the Annual Stock Unit Grant will be rounded to the nearest whole number of Shares.

(iii) Transition Grants.  At the 2009 Annual Meeting and to the extent that an Outside Director has received an annual award under the Plan within twelve (12) months preceding the Effective Date, an Outside Director shall receive a pro-rata Annual Grant consisting of a certain percentage (the “Transition Percentage”) of an Annual Option and an Annual Stock Unit Grant, provided that he or she continues to be an Outside Director at and immediately following the 2009 Annual Meeting. The Transition Percentage shall consist of: (x) the number of days between the anniversary of the Outside Director’s most recent annual award under the Plan and April 26, 2010 (the anticipated date of the 2010 Annual Meeting); divided by (y) three hundred and sixty-five (365). All grants under this subsection will be rounded to the near whole number of Shares.

(iv) Pro-Rata Annual Grants.  Commencing at the 2010 Annual Meeting and to the extent that an Outside Director has not served as an Outside Director at the prior Annual Meeting, such Outside Director shall receive a pro-rata Annual Grant consisting of a certain percentage (the “Proration Percentage”) of an Annual Option and an Annual Stock Unit Grant, provided that he or she continues to be an Outside Director at and immediately following the applicable Annual Meeting. The Proration Percentage shall consist of: (x) the number of days between the anniversary of the Outside Director’s initial election to the Board and the anticipated date of the immediately following Annual Meeting; divided by (y) three hundred and sixty-five (365). All grants under this subsection will be rounded to the near whole number of Shares.

(c) Date of Grant.  The date on which an Outside Director receives an Option or Stock Unit hereunder is referred to as the date of grant of such Option or Stock Unit.

(d) Award Agreement.  Each Option or Stock Unit granted under the Plan shall be evidenced by an Option Agreement or Stock Unit Agreement which shall incorporate and conform to the terms and conditions set forth in Section 3.3 of the Plan.

3.3 Terms and Conditions of Options.  Options issued pursuant to the Plan shall have the following terms and conditions:

(a) Number and Timing.  Each Outside Director shall receive under the Plan Options to purchase the number of Shares determined as specified in Section 3.2, subject to adjustment as provided in Section 4.2. Such grants shall be made at the times specified in Section 3.2.

(b) Price.   The price at which each Share covered by the Option may be purchased by each Outside Director shall be the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 4.2.

(c) Duration of Options.   Each Option shall expire ten (10) years from the date the Option is granted (the “Option Period”), unless terminated sooner pursuant to Section 3.3(d) below or fully exercised prior to the end of such period.

(d) Termination of Service, Death, Etc.   An Option shall terminate in the following circumstances if the Holder ceases to be a director of the Company:

(i) Removal for Cause.   If the Holder is removed as a director of the Company during the Option Period for cause, the Option shall be void thereafter for all purposes, including as to Shares for which the Option was otherwise exercisable according to Section 3.3(g) prior to the Holder’s removal as a director of the Company.

(ii) Disability.   If the Holder ceases to be a director of the Company on account of Disability, the Option may be exercised by the Holder (or, in case of death thereafter, by the persons specified in Section 3.3(d)(iii)) within one year following the date on which the Holder ceased to be a director (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to Shares for which the Option had become exercisable on or before the date the Holder ceased to be a director on account of Disability.

(iii) Death.   If the Holder dies during the Option Period while still serving as a director or within the three-month period referred to in Section 3.3(d)(iv) below, the Option may be exercised by those entitled to do so under the Holder’s will or by the laws of descent and distribution within one year following the Holder’s death (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares for which the Option had become exercisable on or before the date of the Holder’s death.

(iv) Other Termination.  If the Holder ceases to be a director within the Option Period for any reason other than removal for cause, Disability or death, the Option may be exercised by the Holder within three months following the date of such termination (if otherwise within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares for which the Option had become exercisable on or before the date the Holder ceased to be a director.

(v) Extension if Holder Subject to Section 16(b).   Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Sections 3.3(d)(i), (ii), (iii), or (iv) of Shares acquired upon the exercise of the Option would subject the Holder to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such Shares by the Holder would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Holder’s termination of service as a director, or (iii) the expiration of the Option Period.

(vi) Extension if Exercise Prevented by Law.   Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 3.3(d)(i), (ii), (iii) or (iv) is prevented by the provisions of Section 3.3(e)(iv), the Option shall remain exercisable until three (3) months after the date the Holder is notified by the Company that the Option is exercisable, but in any event no later than the expiration of the Option Period.

(e) Transferability, Exercisability.

(i) Each Option granted under the Plan shall not be transferable by a Holder other than by will or the laws of descent and distribution.

(ii) Each Option granted under the Plan shall be exercisable during the Holder’s lifetime only by the Holder or, in the event of disability or incapacity, by the Holder’s guardian or legal representative.

(iii) Notwithstanding any other provision of the Plan, no Option may be unconditionally granted unless and until the Plan is approved by the stockholders of the Company in accordance with Section 1.3, and for any Option granted prior to the time of such stockholder approval which is subject to such approval, the date of grant of the Option shall be the date on which the stockholders of the Company approve the Plan.

(iv) The grant of an Option and the issuance of Shares upon exercise of an Option shall be subject to compliance with all applicable requirements of federal and state law with respect to such securities. An Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may not be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to an Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of an Option, the Company may require the Holder to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(f) Exercise, Payments, Etc.

(i) Method of Exercise.   The method for exercising each Option granted shall be by delivery to the Company of written notice specifying the number of shares with respect to which the Option is exercised. The purchase of Stock pursuant to the Option shall take place at the principal office of the Company within thirty days following delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods set forth in Section 3.3(f)(ii) or a combination thereof. A properly executed certificate or certificates representing the Stock shall be delivered to the Holder upon payment therefore.

(ii) Payment of Option Price.   The Option Price of Shares issued upon exercise of an Option shall be payable in cash or cash equivalents at the time such Shares are purchased, except that the Board may at any time accept payment in any of the following forms:

(1) Surrender of Stock.  To the extent that this Section 3.3(f)(ii)(1) is applicable, all or any part of the Option Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Holder. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Holder shall not surrender, or attest to the ownership of, Shares in payment of the Option Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(2) Exercise/Sale.  To the extent that this Section 3.3(f)(ii)(2) is applicable, all or any part of the Option Price may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

(3) Exercise/Pledge.  To the extent that this Section 3.3(f)(ii)(3) is applicable, all or any part of the Option Price may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

(4) Promissory Note.  To the extent that this Section 3.3(f)(ii)(4) is applicable, all or any part of the Option Price may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note; provided that the par value of the Shares being purchased under the Plan shall be paid in cash or cash equivalents.

(5) Other Forms of Payment.  To the extent that this Section 3.3(f)(ii)(5) is applicable, all or any part of the Option Price may be paid in any other form that is consistent with applicable laws, regulations and rules.

(g) Service Required for Exercise.

(i) Initial Option.   Except as set forth in Section 3.3(d), the Initial Option shall become exercisable as to one-twelfth (1/12) of the total number of Shares subject to the Initial Option each quarter (rounded to the nearest whole number of Shares), subject to the Holder’s continuous service as a director of the Company on each vesting date.

(ii) Annual Option.   Except as set forth in Section 3.3(d), each Annual Option shall be exercisable in its entirety upon the earlier of (x) the first anniversary of the date of grant, or (y) the date of the next Annual Meeting at which a general election of directors is held, subject to the Holder’s continuous service as a director on the vesting date.

Except as set forth in Section 5.2, any Option shall not be exercisable as to any Shares as to which the applicable continuous service requirements has not been satisfied, regardless of the circumstances under which the Holder ceased to be a director.

3.4 Terms and Conditions of Stock Units.  Stock Units issued pursuant to the Plan shall have the following terms and conditions:

(a) Number and Timing.   Each Outside Director shall receive Stock Units under the Plan as specified in Section 3.2, subject to adjustment as provided in Section 4.2. Such grants shall be made at the times specified in Section 3.2.

(b) Stock Unit Agreement.   Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Holder and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.

(c) Payment for Stock Units.   To the extent that an award is granted in the form of Stock Units, no cash consideration shall be required of the Holder.

(d) Vesting Conditions.

(i) Initial Stock Unit Grant.   Each Initial Stock Unit Grant shall vest (x) as to one-third (1/3) of the Shares subject to the Initial Stock Unit Grant upon the earlier of (aa) the first anniversary of the date of grant, or (bb) the date of the next Annual Meeting at which a general election of directors is held; and (y) as to one-twelfth (1/12) of the Shares subject to the Initial Stock Unit Grant each quarter thereafter (all vesting rounded to the nearest whole number of Shares), subject to the Holder’s continuous service as a director on each vesting date.

(ii) Annual Stock Unit Grant.   The Annual Stock Unit Grant shall vest in its entirety upon the earlier of (x) the first anniversary of the grant date, or (y) the date of the next Annual Meeting at which a general election of directors is held, subject to the Holder’s continuous service as a director on each vesting date.

(e) Voting and Dividend Rights.   The Holders of Stock Units shall have no voting or dividend rights.

(f) Form and Time of Settlement of Stock Units.   Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Board. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 4.2.

(g) Death of Holder.   Any Stock Units that become payable after the Holder’s death shall be distributed to the Holder’s beneficiary or beneficiaries. Each recipient of a Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Holder’s death. If no beneficiary was designated or if no designated beneficiary survives the Holder, then any Stock Units that become payable after the Holder’s death shall be distributed to the Holder’s estate.

(h) Creditors’ Rights.   A Holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE IV

AUTHORIZED STOCK

4.1 The Stock.  Subject to adjustment pursuant to Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 1,932,813 Shares and shall consist of authorized but unissued shares or treasury shares of Stock or any combination thereof. Shares of Stock underlying expired or canceled Options and Stock Units and unexercised Options shall again be available for issuance under the Plan. However, shares surrendered to the Company in payment of the Option Price of an Option and shares purchased by the Company in the open market with the proceeds from the sale of Stock pursuant to the exercise of Options shall not be available for issuance under the Plan.

4.2 Adjustments.  In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Board shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(a) The number of Shares subject to Options and Stock Units available for issuance under Section 4.1;

(b) The number of Shares covered by each Option;

(c) The Option Price under each outstanding Option; or

(d) The number of Stock Units included in any prior award which has not yet been settled.

Except as provided in this Section 4.2, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

4.3 No Rights as Stockholder.  A Holder shall have none of the rights of a stockholder with respect to the shares subject to an Option and/or a Stock Unit until such shares are transferred to the Holder upon exercise of such Option or the settlement of the Stock Unit. Except as provided in Section 4.2, no adjustments shall be made for dividends, rights or other property distributed to stockholders (whether ordinary or extraordinary) for which the record date is prior to the date such shares are so transferred.

4.4 Fractional Shares.  No adjustments or substitution provided for in this Article IV shall require the Company to sell a fractional share. The total substitution or adjustment with respect to each Option and/or Stock Unit shall be limited by deleting any fractional share. In no event may the Option Price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option.

ARTICLE V

TRANSFER OF CONTROL

5.1 Definition.  A “Transfer of Control” shall be deemed to have occurred in the event any of the following occurs with respect to the Company.

(a) Change in Ownership of the Company.   A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Transfer of Control. For purposes of this subsection (a), if any Person is considered to be in ownership of the Company, the acquisition of additional stock of the Company by the same Person will not be considered a Transfer of Control; or;

(b) Change in Effective Control of the Company.   If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Transfer of Control; or

(c) Change in Ownership of a Substantial Portion of the Company’s Assets.   A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 5.1, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction shall not be deemed a Transfer of Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction shall not constitute a Transfer of Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

5.2 Effect on Options and Stock Units.  In the event of a Transfer of Control, (i) any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Transfer of Control, and the Company shall provide each Holder of an outstanding Option with at least ten (10) days advance written notice of the pending Transfer of Control prior to the consummation thereof; and (ii) any unvested Stock Units shall fully vest upon the consummation of the Transfer of Control. The exercise or vesting of any Option that was permissible solely by reason of this Section 5.2 shall be conditioned upon the consummation of the Transfer of Control. In addition, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), for the Acquiring Corporation to either assume the Company’s rights and obligations under outstanding Options and/or Stock Units or substitute substantially equivalent options and/or stock units for the Acquiring Corporation’s stock for such outstanding Options and/or Stock Units. Any Options and/or Stock Units which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option or upon settlement of a Stock Unit prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement and/or Stock Unit Agreement evidencing such Option and/or Stock Unit except as otherwise provided in such Option Agreement and/or Stock Unit Agreement. If the corporation the stock of which is subject to the outstanding Options immediately prior to a Transfer of Control described in Section 5.1(a) is the surviving or continuing corporation, the outstanding Options shall be deemed to have been assumed by the Acquiring Corporation for purposes of this Section 5.2.

ARTICLE VI

GENERAL PROVISIONS

6.1 Administration.  The Plan shall be administered by the Board and/or any duly appointed committee of the Board having such powers as shall be specified by the Board. Unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. The Board shall have no authority, discretion, or power to select the Outside Directors who will receive Options and/or Stock Units under the Plan, to set the Option Price of the Options, to determine the number of Shares to be granted under Options and/or Stock Units or the time at which such Options and/or Stock Units are to be granted, to establish the duration of Options and/or Stock Units, or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan, including the authority to determine the Fair Market Value of a Share, to determine the Black-Scholes value of an Option to purchase a Share. All questions of interpretation of the Plan or of any Options and/or Stock Units granted under the Plan shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option or Stock Unit. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

6.2 Term of the Plan.  The Plan shall become effective as of the Effective Date. The Plan shall remain in effect until the earlier of: (a) its termination pursuant to Section 6.3 below or (b) the tenth (10th) anniversary of the Effective Date. After termination, no additional Options and/or Stock Units shall be granted under the Plan, but the Company shall continue to recognize Options and/or Stock Units previously granted.

6.3 Amendments, Etc.  The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall impair any Option and/or Stock Unit theretofore granted under the Plan or deprive any Holder of any Shares that he may have acquired through or as a result of the Plan without the consent of the Holder. The Plan may not be amended more than once every six months with respect to the persons entitled to be granted Options and/or Stock Units hereunder, the timing of grants to Outside Directors, the number of Shares subject to an Option and/or Stock Units or the Option Price thereof, other than amendments necessary to comport with changes in the Code, ERISA or the rules and regulations thereunder. The Company shall obtain the approval of stockholders to any amendment or modification of the Plan to the extent required by Rule 16b-3 under the Exchange Act or by the listing requirements of the National Association of Securities Dealers, Inc. or any stock exchange on which the Company’s securities are quoted or listed for trading.

6.4 Treatment of Proceeds.  Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

6.5 Paragraph Headings.  The paragraph headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

6.6 Severability.  If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

6.7 Rule 16b-3.  This Plan is intended to comply with the requirements of Rule 16b.3 under the Exchange Act. To the extent the Plan does not conform to such requirements, it shall be deemed amended to so conform without any further action on the part of the Board of Directors or stockholders.

6.8 Continuation of Initial Plan as to Outstanding Options.  Notwithstanding any other provision of the Plan to the contrary, the terms of the Initial Plan shall remain in effect and apply to all Options granted pursuant to the Initial Plan.

(LINE)
MCAFEE, INC. 3965 FREEDOM CIRCLE SANTA CLARA, CA 95054
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

(NUMERICAL)
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by McAfee, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

AUTO DATA PROCESSING
INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717 (SCALE)
VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to McAfee, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

		(LINE)
NAME	(NUMBER)
MCAFEE INC		123,456,789,012.12345
MCAFEE INC		123,456,789,012.12345
MCAFEE INC		123,456,789,012.12345
MCAFEE INC		123,456,789,012.12345
MCAFEE INC		123,456,789,012.12345
MCAFEE INC		123,456,789,012.12345
MCAFEE INC		123,456,789,012.12345
MCAFEE INC		123,456,789,012.12345
☒          PAGE            2     OF          2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MCAFE1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MCAFEE, INC. - This proxy is solicited on behalf of our board of directors.

Our board of directors recommends that you vote “for” the election of Messrs. Denend, DeWalt and Robel as Class II directors.	02	0000000000	215010727603

Proposal No. 1 — Election of Directors;

	To elect three Class II directors for three-year terms:	For	Against	Abstain
Nominees:	(01) Mr. Leslie G. Denend	☐	☐	☐
	(02) Mr. David G. DeWalt	☐	☐	☐
	(03) Mr. Charles J. Robel	☐	☐	☐

Our board of directors recommends a vote “for” the amendment and restatement of our Certificate of Incorporation to effect the gradual declassification of our board of directors.		For	Against	Abstain

	Proposal No. 2 — Approval of the amendment and restatement of our Certificate of Incorporation to effect the gradual declassification of our board of directors;	☐	☐	☐

Our board of directors recommends a vote “for” the approval of the amendments to our 1997 Stock Incentive Plan, as amended.		For	Against	Abstain

	Proposal No. 3 — Approval of the amendments to our 1997 Stock Incentive Plan, as amended;	☐	☐	☐

Our board of directors recommends a vote “for” the approval of the amendment to our 2002 Employee Stock Purchase Plan, as amended.		For	Against	Abstain

	Proposal No. 4 — Approval of the amendment to our 2002 Employee Stock Purchase Plan, as amended;	☐	☐	☐

Our board of directors recommends a vote “for” the approval of the amendment and restatement of our 1993 Stock Option Plan for Outside Directors.		For	Against	Abstain

	Proposal No. 5 — Approval of the amendment and restatement of our 1993 Stock Option Plan for Outside Directors;	☐	☐	☐

Our board of directors recommends a vote “for” the ratification of the appointment of Deloitte & Touche LLP as our independent accountants.	For	Against	Abstain

Proposal No. 6 — To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2009; and	☐	☐	☐

Proposal No. 7 — To transact any other business as may properly come before the meeting.

AUTO DATA PROCESSING
INVESTOR COMM SERVICES
	Yes	No	ATTENTION
TEST PRINT
Please indicate if you plan to attend this meeting	☐	☐	51 MERCEDES WAY
EDGEWOOD, NY
11717

123,456,789,012 579064106
Signature [PLEASE SIGN WITHIN BOX]	Date	P24338	Signature (Joint Owners)	Date	48

2009 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
April 27, 2009
12:00 p.m. Pacific Daylight Time
McAfee, Inc.
3965 Freedom Circle
Santa Clara, California 95054

McAfee, Inc.
3965 Freedom Circle
Santa Clara, California 95054

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS — April 27, 2009
     The undersigned stockholder of McAfee, Inc. (the “Company”) hereby appoints, Albert A. “Rocky” Pimentel and Mark D. Cochran, or either of them, as attorneys and proxies, with full power of substitution to each, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held on Monday, April 27, 2009, at 12:00 p.m. Pacific Daylight Time at the Company’s corporate headquarters located at 3965 Freedom Circle, Santa Clara, California 95054, and at any adjournment(s) or postponement(s) of the meeting, with all of the powers such undersigned stockholder would have if personally present, for the purposes listed on the reverse side.